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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ophthotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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May 3, 2016

Dear Ophthotech Corporation Stockholder:

        You are cordially invited to our annual meeting of stockholders on Thursday, June 2, 2016, beginning at 8:30 a.m., Eastern time, in our offices at One Penn Plaza, 19th Floor, New York, New York 10119. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote "FOR" Proposals 1 and 2, "ONE YEAR" for Proposal 3 and "FOR" Proposals 4 and 5, in each case as set forth in the proxy statement.

        We look forward to seeing you there.

Very truly yours,

David R. Guyer, M.D. Chairman and Chief Executive Officer

OPHTHOTECH CORPORATION
One Penn Plaza, 19th Floor
New York, NY 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 2, 2016

        The 2016 annual meeting of stockholders (the "Annual Meeting") of Ophthotech Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 2, 2016, beginning at 8:30 a.m., Eastern time, at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, to consider and act upon the following matters:

          1.     To elect two class III directors of our board of directors to serve until the 2019 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

          2.     To hold a non-binding, advisory vote to approve named executive officer compensation;

          3.     To hold a non-binding, advisory vote on the frequency of future advisory votes to approve named executive officer compensation;

          4.     To ratify the selection of Ernst & Young LLP as Ophthotech's independent registered public accounting firm for the fiscal year ending December 31, 2016;

          5.     To approve the 2016 Employee Stock Purchase Plan; and

          6.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 15, 2016 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,

David R. Guyer, M.D. Chairman and Chief Executive Officer

New York, New York
May 3, 2016

        YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 15, 2016 WILL BE ADEQUATE IDENTIFICATION.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

Page
Information About the Annual Meeting and Voting	1
Votes Required	2
CORPORATE GOVERNANCE	4
Board of Directors	4
How Our Board Is Organized	7
Board Committees	7
Compensation Committee Interlocks and Insider Participation	9
Board Meetings and Attendance	9
Board Processes	9
Board Policies	11
EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
Compensation Committee Report	25
Summary Compensation Table	26
Grants of Plan-Based Awards Table	28
Outstanding Equity Awards as of December 31, 2015	29
Option Exercises and Stock Vested Table	30
Material Terms of Employment Agreements	30
Potential Payments Upon Termination or Change in Control	31
Retirement of Named Executive Officer	34
Severance and Change in Control Agreement with Mr. Sblendorio	35
Additional Narrative Disclosure	35
Securities Authorized for Issuance under Equity Compensation Plans	39
Risk Considerations in Our Compensation Program	40
Limits on Hedging and Pledging	40
Tax and Accounting Considerations	40
DIRECTOR COMPENSATION	41
Summary Compensation Table	41
Director Compensation Arrangements	41
AUDIT-RELATED MATTERS	44
Audit Committee Report	44
Audit Fees and Services	45
Pre-Approval Policies and Procedures	45
MATTERS TO BE VOTED ON	46
Proposal 1: Election of Class III Directors	46
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation	46
Proposal 3: Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	47
Proposal 4: To Ratify the Selection of Ernst & Young LLP as Ophthotech's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016	48
Proposal 5: Approval of the 2016 Employee Stock Purchase Plan	48
OWNERSHIP OF COMMON STOCK	53
Section 16(a) Beneficial Ownership Reporting Compliance	56
OTHER MATTERS	57
Solicitation of Proxies	57
Householding of Annual Meeting Materials	57
Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting of Stockholders	57
Appendix I	A-1

i

OPHTHOTECH CORPORATION
One Penn Plaza, 19th Floor
New York, NY 10119
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 2, 2016

Information About the Annual Meeting and Voting

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Ophthotech Corporation ("Ophthotech," "we" or "us") for use at the 2016 annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, June 2, 2016, beginning at 8:30 a.m., Eastern time, at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, and at any adjournment or postponement thereof. On April 15, 2016, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 35,324,050 shares of our common stock, par value $0.001 per share ("common stock"). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

        Your vote is important no matter how many shares you own.    Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

        If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

  (1)
  You may vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

  (2)
  You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

  (3)
  You may vote by mail.    You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

  (4)
  You may vote in person.    If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

        All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders' instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors' recommendations on such proposals as set forth in this proxy statement.

        After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

  •
  submitting a new proxy by following the "Vote by Internet" or "Vote by Phone" instructions on the enclosed proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;

  •
  signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

  •
  giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

  •
  voting in person at the Annual Meeting.

        Your attendance at the Annual Meeting alone will not revoke your proxy.

        If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which, for convenience, we refer to in this proxy statement collectively as brokerage firms, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class III directors (Proposal 1), the non-binding, advisory vote to approve named executive officer compensation, or "say-on-pay" vote (Proposal 2), the non-binding, advisory vote on the frequency of future say-on-pay votes (Proposal 3), and the vote to approve the 2016 Employee Stock Purchase Plan (Proposal 5) are all "non-discretionary" items, meaning that if you do not instruct your brokerage firm on how to vote with respect to any of these proposals, your brokerage firm will not vote with respect to that proposal and your shares will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If you plan to attend the Annual Meeting and your shares are held in street name, you must bring an account statement from your brokerage firm showing that you were the beneficial owner of the shares as of the record date (April 15, 2016) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

        The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

        Proposal 1: To Elect Two Class III Directors.    The two nominees for director receiving the highest number of votes "FOR" election will be elected as directors. This is called a plurality.

        Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation, or "Say-on-Pay."    This proposal calls for a non-binding, advisory vote, and accordingly there is no "required vote" that would constitute approval. However, our board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions may be appropriate to address those concerns.

        Proposal 3: Advisory Vote on Frequency of Say-on-Pay Votes.    This proposal provides a choice among three frequency periods (every one, two or three years) for future advisory say-on-pay votes. The frequency period that receives the most votes will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on our board, we may decide that it is in the best interests of our stockholders and Ophthotech to hold a say-on-pay vote more or less frequently than the frequency period selected by a plurality of our stockholders.

        Proposal 4: To Ratify the Selection of Ernst & Young LLP as Ophthotech's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016.    The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

        Proposal 5: Approval of the 2016 Employee Stock Purchase Plan.    The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the 2016 Employee Stock Purchase Plan.

        Shares that abstain from voting as to a particular matter and shares held in "street name" by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the proposals referenced above.

        This proxy statement and the enclosed proxy card are first being mailed and/or made available to our stockholders on or about May 3, 2016 in conjunction with the delivery of our 2015 annual report to stockholders.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
to Be Held on June 2, 2016:
This proxy statement and our 2015 annual report to
stockholders are available at www.envisionreports.com/OPHT
for viewing, downloading and printing.

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, Telephone: (212) 845-8200.

 CORPORATE GOVERNANCE

Board of Directors

Members of Our Board of Directors

        Set forth below are the names and certain biographical information about each member of our board of directors as of April 15, 2016. The information presented includes each director's principal occupation and business experience for the past five years and the names of other public companies of which he currently serves or has served as a director during the past five years. We believe that all of our directors possess the attributes and characteristics described in "—Board Processes—Director Nomination Process."

Name	Age	Position
David R. Guyer, M.D.	56	Chief Executive Officer and Chairman of our Board of Directors
Samir C. Patel, M.D.	55	President and Vice Chairman of our Board of Directors
Axel Bolte(1)(3)	44	Director
Thomas Dyrberg, M.D., D.M.Sc.(2)(3)	61	Director
Nicholas Galakatos, Ph.D.(1)(2)	58	Director
David Redlick(1)	65	Director
Michael Ross, Ph.D.(2)(3)	66	Director

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

        David R. Guyer, M.D. is a co-founder of our company and has served as Chairman of our board of directors since our inception in January 2007 and as our Chief Executive Officer since April 2013. Prior to serving as our Chief Executive Officer, Dr. Guyer, served as a Partner at SV Life Sciences Advisers, LLC, a venture capital firm, from 2009 to 2013, and as a Venture Partner at SV Life Sciences from 2006 to 2009. In April 2013, Dr. Guyer resumed his role as Venture Partner at SV Life Sciences. He currently serves on the board of directors of Thrombogenics NV and Applied Genetic Technologies Corporation, both of which are publicly traded biotechnology companies. Dr. Guyer co-founded Eyetech Pharmaceuticals Inc. and served as its Chief Executive Officer and as a member of its board of directors from 2000 to 2005. Prior to co-founding Eyetech Pharmaceuticals, Dr. Guyer was a Professor and served as Chairman of the Department of Ophthalmology at New York University School of Medicine. Dr. Guyer received a B.S. from Yale College and an M.D. from Johns Hopkins Medical School. Dr. Guyer completed his ophthalmology residency at Wilmer Ophthalmological Institute, Johns Hopkins Hospital and a retinal fellowship at the Massachusetts Eye and Ear Infirmary at Harvard Medical School. We believe that Dr. Guyer is qualified to serve on our board of directors because of his extensive executive leadership experience, his extensive experience in ophthalmology, his extensive experience in the life sciences industry as an entrepreneur and venture capital investor, and his service on our board of directors and the board of directors of other life sciences companies.

        Samir C. Patel, M.D. is a co-founder of our company and has served as our President and a member of our board of directors since our inception in January 2007. Dr. Patel served as our Chief Executive Officer from our inception until April 2013. Dr. Patel co-founded Eyetech Pharmaceuticals and served as its Chief Clinical and Commercial Strategy Officer in 2005 until it was acquired and as a member of its board of directors from 2000 to 2005. Prior to co-founding Eyetech Pharmaceuticals, Dr. Patel was an Associate Professor and served as director of the Retina Service in the residency program in the Department of Ophthalmology and Visual Science at the University of Chicago. Dr. Patel received a B.A. from Boston University and an M.D. from the University of Massachusetts

Medical School. Dr. Patel completed his ophthalmology training at the University of Chicago and his training in retinal surgery at the Massachusetts Eye and Ear Infirmary at the Harvard Medical School. We believe that Dr. Patel is qualified to serve on our board of directors because of his extensive experience in ophthalmology, his extensive experience in the life sciences industry and as an entrepreneur and his many years of service as our Chief Executive Officer.

        Axel Bolte has served as a member of our board of directors since August 2007. Since March 2003, Mr. Bolte has served as investment advisor to HBM Partners AG, a provider of investment advisory services in the life sciences industry. From March 2001 to February 2003, Mr. Bolte was an investment manager of NMT New Medical Technologies AG, a Swiss venture capital company focused on life sciences. Prior to joining NMT New Medical Technologies AG, Mr. Bolte served as a scientist at Serono SA, a biotechnology company. Mr. Bolte currently serves on the board of directors of Nabriva Therapeutics AG and previously served on the board of directors of PTC Therapeutics, Inc., both of which are publicly traded biotechnology companies. Mr. Bolte received a degree in Biochemistry from the Swiss Federal Institute of Technology, Zurich, Switzerland and an M.B.A. from the University of St. Gallen, Switzerland. We believe that Mr. Bolte is qualified to serve on our board of directors because of his many years of service as one of our directors, his extensive experience as a venture capital investor in the life sciences industry and his service on the board of directors of other life sciences companies.

        Thomas Dyrberg, M.D., D.M.Sc. has served as a member of our board of directors since August 2007. In December 2000, Dr. Dyrberg joined Novo A/S, a limited liability company wholly-owned by the Novo Nordisk Foundation that is responsible for managing the Foundation's assets, where he serves as Chief Executive Officer, in addition to serving as a Managing Partner of Novo Ventures. In 1990, Dr. Dyrberg joined Novo Nordisk A/S, initially working in Health Care Discovery. From 1996 to 2000, he served as an International Clinical Project Manager at Novo Nordisk A/S. Dr. Dyrberg serves on the board of directors of Veloxis A/S, a publicly traded specialty pharmaceutical company. Dr. Dyrberg received a D.M.Sc. and an M.D. from the University of Copenhagen. Dr. Dyrberg has held research positions at the Hagedorn Research Institute in Denmark, and at the Scripps Research Institute in California. We believe that Dr. Dyrberg is qualified to serve on our board of directors because of his many years of industry experience, his extensive experience as a venture capital investor in the life sciences industry and his service on the board of directors of other life sciences companies.

        Nicholas Galakatos, Ph.D. has served as a member of our board of directors since December 2009. Dr. Galakatos co-founded and has served as a Managing Director of Clarus Ventures, a global venture capital firm focused on life science investments, since its inception in 2005. Dr. Galakatos has been a venture capital investor since 1992, initially at Venrock Associates and then at MPM Capital where he served as a General Partner of the BioVentures II and BioVentures III funds. From 1997 to 2000, Dr. Galakatos served as Vice President, New Business and a member of the Management Team at Millennium Pharmaceuticals, Inc. (presently Takeda). Dr. Galakatos currently serves or has served on the board of directors of several other publicly traded biotechnology companies, including AVEO Pharmaceuticals, Inc., Catabasis Pharmaceuticals, Inc., NanoString Technologies, Inc. and Portola Pharmaceuticals, Inc. Dr. Galakatos received a B.A. in Chemistry from Reed College and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. Dr. Galakatos performed postdoctoral studies in Molecular Biology at Harvard Medical School. We believe that Dr. Galakatos is qualified to serve on our board of directors because of his many years of service as one of our directors, his extensive experience in the life sciences industry and his service on the board of directors of other life sciences companies.

        David Redlick has served as a member of our board of directors since January 2016. Mr. Redlick has served as a special advisor at Leerink Partners LLC, an investment bank focused on the healthcare industry, since January 2015. Previously, Mr. Redlick worked at Wilmer Cutler Pickering Hale and Dorr LLP, an international law firm for over 40 years, serving as a Partner in the Corporate Practice

Group until December 2014, and as Senior Counsel from January 2015 to December 2015. During his career at WilmerHale, Mr. Redlick also served as the co-chair of the Life Sciences Group, the co-chair of the Corporate Department and a member of the firm's Executive Committee. Mr. Redlick received a B.A. from the University of Wisconsin and a J.D. from Harvard Law School. We believe that Mr. Redlick is qualified to serve on our board of directors because of his extensive leadership experience and experience advising life sciences companies.

        Michael Ross, Ph.D. has served as a member of our board of directors since May 2013. Dr. Ross has served as a Managing Partner at SV Life Sciences, a venture capital firm, since January 2001. Dr. Ross served as a Managing Partner at Didyma, LLC, a biotechnology management consulting firm, from 1999 to 2002. Previously, Dr. Ross served as the Chief Executive Officer of CyThera, Inc., Carta Proteomics Inc., MetaXen LLC and Arris Pharmaceutical Corporation. Earlier in his career, Dr. Ross was employed at Genentech, serving in several roles, including Vice President of Development and later Vice President of Medicinal and Biomolecular Chemistry. Dr. Ross serves on the board of directors of Catabasis Pharmaceuticals, Inc., a publicly traded biotechnology company, and the board of overseers of the Thayer School of Engineering at Dartmouth College. Dr. Ross received an A.B. from Dartmouth College, a Ph.D. in chemistry from the California Institute of Technology and completed post doctorate training in molecular biology at Harvard University. We believe that Dr. Ross is qualified to serve on our board of directors because of his extensive executive leadership experience and knowledge of the life sciences industry and his service on the board of directors of other life sciences companies.

Board Composition

        Our board of directors is currently authorized to have eight members and consists of seven members. Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

  •
  the class III directors are Dr. Dyrberg and Dr. Guyer, and their term expires at the Annual Meeting;

  •
  the class I directors are Dr. Galakatos and Dr. Ross, and their term expires at our annual meeting of stockholders to be held in 2017; and

  •
  the class II directors are Mr. Bolte, Dr. Patel and Mr. Redlick, and their term expires at our annual meeting of stockholders to be held in 2018.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors may be removed only for cause by the affirmative vote of the holders of 75% or more of our voting stock.

Board Determination of Independence

        Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company's compensation committee, Rule 10C-1 under the Exchange Act requires that a company's board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Mr. Bolte, Dr. Dyrberg, Dr. Galakatos, Dr. Ross or Mr. Redlick, representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Our board of directors has also determined that Mr. Bolte, Dr. Galakatos, and Mr. Redlick, who comprise our audit committee, Dr. Dyrberg, Dr. Galakatos and Dr. Ross, who comprise our compensation committee and Mr. Bolte, Dr. Dyrberg and Dr. Ross, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with Ophthotech, including the transactions described below in "—Board Policies—Related Person Transactions," and all other facts and circumstances our board of directors deemed relevant in determining independence.

How Our Board Is Organized

Board Leadership Structure

        Dr. Guyer serves as Chairman of our board and Chief Executive Officer. Our board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Additionally, our board believes this leadership structure is particularly appropriate for our company given Dr. Guyer's long history with Ophthotech, his extensive knowledge of and experience with our business and industry and his ability to effectively identify strategic priorities for Ophthotech. Our board also believes that Dr. Guyer's combined role of Chairman and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board.

Board Committees

        Our board of directors has established an audit committee, a nominating and corporate governance committee, and a compensation committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at investors.ophthotech.com.

  Audit Committee

        The members of our audit committee are Mr. Bolte, Dr. Galakatos and Mr. Redlick. Mr. Bolte chairs our audit committee. Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports and other communications from such firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our risk assessment and risk management policies;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

        Our board of directors has determined that Mr. Bolte is an "audit committee financial expert" as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under the current NASDAQ Marketplace Rules and SEC rules and regulations.

        The audit committee met nine times during 2015.

  Compensation Committee

        The members of our compensation committee are Dr. Galakatos, Dr. Dyrberg and Dr. Ross. Dr. Galakatos chairs our compensation committee.

        Our compensation committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our chief executive officer and our other executive officers;

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  overseeing an evaluation of our senior executives;

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  overseeing and administering our cash and equity incentive plans;

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  reviewing and making recommendations to our board with respect to director compensation;

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  reviewing and discussing annually with management our compensation disclosure required by SEC rules; and

  •
  preparing the compensation committee report required by SEC rules.

        The processes and procedures followed by our compensation committee in considering and determining director compensation is described below under "—Board Processes—Director Compensation Processes." The processes and procedures followed by our compensation committee in considering and determining executive compensation is described below under "Executive Compensation—Compensation Discussion and Analysis."

        The compensation committee met six times during 2015 and took action by written consent seven times.

  Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are Dr. Dyrberg, Mr. Bolte and Dr. Ross. Dr. Dyrberg chairs our nominating and corporate governance committee. Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board;

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  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

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  reviewing and making recommendations to our board with respect to our board leadership structure;

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  reviewing and making recommendations to our board with respect to management succession planning;

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  developing and recommending to our board corporate governance principles; and

  •
  overseeing a periodic evaluation of our board.

        The nominating and corporate governance committee met four times during 2015.

Compensation Committee Interlocks and Insider Participation

        For 2015, the members of our compensation committee were Dr. Galakatos, Dr. Dyrberg and Dr. Ross. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee are, or have ever been, an officer or employee of Ophthotech.

Board Meetings and Attendance

        Our board of directors met nine times during 2015 and took action by written consent once. During 2015, each director attended at least 75% of the aggregate number of board meetings and committee meetings held by all committees of the board on which he then served.

        Our directors are expected to attend our annual meetings of stockholders. In 2015, all of our directors attended our annual meeting of stockholders.

Board Processes

Oversight of Risk

        Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning; and our nominating and corporate governance committee oversees risk management activities relating to board composition. Each committee reports to the full board on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for inclusion in our board's slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under "—Corporate Governance Guidelines." Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

        All of the director nominees are currently members of our board of directors. The nominee biographies under "—Board of Directors—Members of Our Board of Directors" indicate the experience, qualifications, attributes and skills of each of our current directors that led our nominating and corporate governance committee and our board to conclude that he should continue to serve as a director of Ophthotech. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

        Our nominating and corporate governance committee considers the value of diversity when selecting nominees, and believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Stockholders may recommend individuals for consideration as potential director candidates by submitting the individuals' names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our bylaws and must be received by us no later than the date referenced below in "Other Matters—Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting of Stockholders." Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

        Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Secretary at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, or by calling (212) 845-8200. Additional information about contacting Ophthotech is available on the Investor Relations section of our website, which is located at investors.ophthotech.com.

        In addition, stockholders who wish to communicate with our entire board may do so by writing to David R. Guyer, Chairman of the Board, Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Director Compensation Processes

        Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ophthotech and our stockholders. The guidelines provide that:

  •
  our board's principal responsibility is to oversee the management of Ophthotech;

  •
  a majority of the members of our board must be independent directors;

  •
  the independent directors meet in executive session at least twice a year;

  •
  directors have full and free access to management and, as necessary, independent advisors;

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  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  our board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading "Corporate Governance" on the Investor Relations section of our website, which is located at investors.ophthotech.com.

Board Policies

Related Person Transactions

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ophthotech is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of our business;

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  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

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  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Ophthotech's best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

        In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, since January 1, 2015, we have been party to the following arrangement with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that the transaction described below was made on terms no less favorable to us than could have been obtained from unaffiliated third parties:

Royalty Financing

        In May 2013, we entered into our royalty purchase and sale agreement, or the royalty agreement, with Novo A/S, a 5% stockholder of which our director Dr. Dyrberg is an employee, pursuant to which we have received royalty financing in three tranches in an aggregate amount of $125.0 million in return for the sale to Novo A/S of aggregate royalties at a mid single-digit percentage of worldwide sales of our lead product candidate Fovista®. The three tranches of the royalty financing, in which Novo A/S purchased three low single-digit royalty interests and paid us $125.0 million in the aggregate, closed in May 2013, January 2014 and November 2014. The royalty agreement provides that we use the proceeds we received from the royalty financing primarily to support clinical development and regulatory activities for Fovista and for certain other permitted purposes. We did not receive any payments from or make any payments to Novo A/S under this arrangement during 2015.

  Code of Business Conduct and Ethics

        Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website, which is located at investors.ophthotech.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

 EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of April 15, 2016:

Name	Age	Position
David R. Guyer, M.D.	56	Chief Executive Officer and Chairman of our Board of Directors
Samir C. Patel, M.D.	55	President and Vice Chairman of our Board of Directors
Glenn P. Sblendorio	60	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
Henric J. Bjarke	49	Senior Vice President, Chief Commercial Officer
Barbara A. Wood	53	Senior Vice President, General Counsel and Secretary

        In addition to the biographical information for Drs. Guyer and Patel, which are set forth above, under "Corporate Governance—Board of Directors—Members of Our Board of Directors," set forth below is certain biographical information about each of our other executive officers:

        Glenn Sblendorio has served as our Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer since April 1, 2016. Mr. Sblendorio served as a member of our board of directors from July 2013 through March 2016. Prior to joining us, Mr. Sblendorio served as the President and Chief Financial Officer of The Medicines Company, a publicly traded medical solutions company, from March 2006 until December 2015. Mr. Sblendorio served as Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Mr. Sblendorio currently serves as a member of the board of directors of Intercept Pharmaceuticals, Inc. and Amicus Therapeutics Inc., both of which are publicly traded biopharmaceutical companies, and previously served on the board of directors of The Medicines Company, as well as Ophthotech. Mr. Sblendorio received a B.B.A. from Pace University and an M.B.A. from Fairleigh Dickinson University.

        Henric J. Bjarke has served as our Senior Vice President, Chief Commercial Officer since August 2015. Prior to joining us, Mr. Bjarke most recently held the title of Vice President, Global Metabolic Disorders Franchise, at Alexion Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he worked from September 2010 to August 2015. Prior to Alexion, Mr. Bjarke served in commercial roles of increasing responsibility at Watson Pharmaceuticals, from November 2008 to September 2010, at Eyetech Pharmaceuticals, Inc. from July 2003 to August 2008, and at Pharmacia Corporation from 1993 to 2003. Mr. Bjarke received a B.A. Sc. degree in Business Administration and Economics from Uppsala University in Sweden.

        Barbara A. Wood has served as our Senior Vice President, General Counsel and Secretary since November 2013. Prior to joining us, Ms. Wood practiced law at Wood Legal, from January 2011 to November 2013. From April 2001 to December 2010, Ms. Wood served in varying roles at OSI Pharmaceuticals, Inc., most recently as Senior Vice President, General Counsel and Secretary. Before joining OSI, Ms. Wood was a partner at the New York firm of Squadron, Ellenoff, Plesent & Sheinfeld (now part of Hogan Lovells), focusing on mergers and acquisitions, biotechnology, licensing, securities and venture capital matters. Ms. Wood received her B.A. in Economics and Classics from Connecticut College and her J.D. from Columbia Law School.

        Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and the most important factors relevant to an analysis of these policies and decisions. This section also describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for 2015.

        Our "named executive officers" for the year ended December 31, 2015 were as follows: Dr. David R. Guyer, our Chief Executive Officer and Chairman of our board of directors; Dr. Samir C. Patel, our President and Vice Chairman of our board of directors; Mr. Michael G. Atieh, our former Executive Vice President, Chief Financial and Business Officer who served in such capacity until his retirement on March 31, 2016; Mr. Henric J. Bjarke, our Senior Vice President, Chief Commercial Officer; and Ms. Barbara A. Wood, our Senior Vice President and General Counsel. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

        Our compensation committee oversees our policies governing the compensation of our executive officers. Our compensation committee consists of three members of our board of directors, each of whom have extensive experience in our industry and is an "independent" director under applicable NASDAQ and SEC rules. Our compensation committee uses its judgment and experience when determining the amount and appropriate mix of compensation for each of our executive officers. In addition, our Chief Executive Officer provides input and recommendations to the compensation committee on salary adjustments, annual performance-based short-term cash incentive compensation amounts and appropriate equity incentive compensation levels for executive officers other than himself. Our Chief Executive Officer supports his recommendations by taking into account each executive's performance in the past year, including the executive's individual contributions towards achieving our corporate objectives. Our Chief Executive Officer also supports his recommendations by considering market data that is provided to us by our independent compensation consultant, Radford, a division of Aon Hewitt, which is a subsidiary of Aon plc. Based on these recommendations, the compensation committee makes recommendations to our full board of directors for approval of the overall compensation packages for each of our executive officers, including its recommendation regarding our Chief Executive Officer's compensation package. In doing so, the compensation committee meets with our independent compensation consultant, in executive session, without management present. The board of directors has full discretion to approve or modify the recommendations of the compensation committee. Our Chief Executive Officer does not have any control over setting the amount or mix of his compensation and is not present when either the compensation committee or full board discusses his compensation. Pursuant to the authority granted to our compensation committee under its charter, our compensation committee gives final approval to the grant of individual equity awards to our executive officers. The compensation committee periodically evaluates the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

        The primary objectives of the compensation committee with respect to executive compensation are to:

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  attract, retain and motivate experienced and talented executives;

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  ensure executive compensation is aligned with our corporate strategies, development programs and business objectives;

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  foster a shared commitment among executives by aligning their performance with our corporate objectives;

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  promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate objectives;

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  provide competitive cash compensation and an opportunity for above-market equity compensation based on performance; and

  •
  align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

        To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels that are appropriate based on each executive's level of experience, performance, growth potential and responsibility and that the compensation committee believes are competitive with other companies in our industry that compete with us for executive talent. In addition, our executive compensation program ties a significant portion of each executive's overall compensation to the achievement of key corporate objectives, which reinforces a pay-for-performance culture within our company. We provide a portion of our executive compensation in the form of stock options and restricted stock units, or RSUs, that vest over time. We believe that time-based vesting for these equity awards helps us retain our executives, reflects the extended nature of the product development cycle in our industry and allows our executives to participate in the longer term success of Ophthotech as reflected in the appreciation of our stock price, thereby aligning our executives' interests with those of our stockholders. From time to time, to incentivize the achievement of critical milestones, we may also grant performance-based equity awards to our executives. We believe these milestones are also directly tied to the creation of stockholder value.

Use of Compensation Consultants and Market Benchmarking

        In designing our executive compensation program, our compensation committee considers publicly available compensation data for U.S. companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our compensation committee retains the services of Radford to provide it with comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. Although the compensation committee considers the advice and recommendations from Radford when reviewing the executive compensation program, the compensation committee ultimately makes its own independent decisions about these matters. None of the compensation committee members and none of our executive officers or directors have any personal relationship with Radford. In addition to the compensation consulting services provided by Radford to the compensation committee, we participate in and pay for the Radford Global Life Sciences Survey and we receive from Radford the results from such survey. With the approval of the compensation committee chair, Radford also provides consulting services to management regarding our non-executive compensation programs to ensure policy alignment between the executive and non-executive staff given the importance of teamwork across all aspects of the organization to reach our business objectives. The compensation committee has determined that no conflicts of interest exist between Ophthotech and Radford.

        Our compensation committee, with input from our compensation consultant, has established a peer group reflective of our company's current stage of development. This peer group, which includes a mix of biopharmaceutical companies and consists primarily of companies whose lead products were in phase 3 clinical development at the time of selection, as well as some companies with marketed pharmaceutical products, is used to establish benchmark compensation levels within our industry and informs compensation decisions. The peer group for 2014, which was used by the compensation committee to make compensation decisions for 2015, included the following companies: ACADIA Pharmaceuticals Inc., Ariad Pharmaceuticals, Inc., Celldex Therapeutics, Inc., Clovis Oncology, Inc., Dyax Corp., Exelixis, Inc., ImmunoGen, Inc., Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Isis Pharmaceuticals, Inc., Keryx Biopharmaceuticals, Inc., Lexicon Pharmaceuticals, Inc., Ligand Pharmaceuticals Incorporated, Merrimack Pharmaceuticals, Inc., Nektar Therapeutics, Neurocrine Biosciences, Inc., Portola Pharmaceuticals, Inc., Puma Biotechnology, Inc., Synageva BioPharma Corp., and Theravance Biopharma, Inc.

        In the fall of 2015, the compensation committee asked Radford to conduct an independent peer group review to reflect the changes in the business stage and market capitalization of our company. Based on Radford's review, we added Chimerix, Inc. and Tesaro, Inc. and removed the following companies from the list of peer companies: Ionis Pharmaceuticals (formerly Isis Pharmaceuticals) and Synageva BioPharma. This updated 2015 peer group was used to make compensation decisions for 2016. See "—Compensation Decisions Related to Fiscal Year 2016" for a discussion of those decisions.

        Our 2015 peer group is subject to change, and we expect that our compensation committee will periodically review and update the list, as appropriate, according to the criteria listed above. Our compensation committee uses peer groups to gather data to compare with our existing executive compensation practices and to guide future compensation decisions. Our compensation consultant also makes suggestions for changes to our executive compensation practices based on its industry knowledge, the data it provides to us as well as compensation trends in our industry. The compensation committee may consider peer group and other industry compensation data and the recommendations of our compensation consultant when making decisions related to executive compensation, ultimately giving consideration to the competitiveness of our compensation program, internal perceptions of equity and individual circumstances.

Annual Compensation Review Process

        At the end of each calendar year, we evaluate each executive's performance for the completed year and assign an individual performance rating. Our Chief Executive Officer, with respect to each executive other than himself, prepares a subjective, written evaluation based on his assessment of the executive's performance. This process leads to an overall individual performance rating and a recommendation by our Chief Executive Officer to the compensation committee with respect to each executive officer, other than himself, as to:

  •
  the achievement of stated corporate performance objectives;

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  the level of contributions made to the general management and guidance of Ophthotech;

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  the need for salary increases;

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  the amount of short-term cash incentive compensation to be paid; and

  •
  whether or not equity awards should be made.

        These recommendations are reviewed by the compensation committee and are taken into account when it makes a final determination as to its recommendation to the full board of directors regarding the overall compensation packages for our executive officers.

Components of Our Executive Compensation Program

        The primary elements of our executive compensation program are:

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  base salary;

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  annual performance-based short-term cash incentive compensation;

  •
  equity incentive awards;

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  broad-based health and welfare benefits; and

  •
  severance and change in control benefits.

We use general guidelines for allocating between short-term and long-term compensation for our executives. In general, we target between the 50th percentile and 60th percentile of companies in our peer group for short-term incentive compensation, which is generally paid in cash, and between the 50th percentile and 75th percentile of companies in our peer group for long-term incentive compensation, which is generally granted as equity awards. Generally, compensation above the 50th percentile of companies in our peer group for long-term equity incentive compensation is granted only for results that exceed performance expectations. We generally strive to provide our executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between short-term incentive compensation, which is paid currently, and long-term incentive compensation is to ensure adequate base compensation to attract and retain personnel, rewarding for near term business expectations, and providing incentives to maximize long-term value for Ophthotech and our stockholders. Therefore, we provide cash compensation in the form of base salary, including merit increases where warranted, to meet competitive salary norms and reward good individual performance on an annual basis and in the form of short-term cash compensation to incentivize and reward superior performance as measured against specified annual corporate objectives. To further focus our executives on longer-term performance and the creation of stockholder value, we rely upon equity-based awards that typically vest over a four-year period. In addition, we provide our executives with benefits that are generally available to our salaried employees and severance benefits to incentivize them to continue to strive to achieve stockholder value in connection with change in control situations. See "—Potential Payments Upon Termination or Change in Control" for a discussion of those benefits.

Base salary

        We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our named executive officers typically are established through arm's length negotiation at the time the executive is hired, taking into account the position for which the executive is being considered and the executive's qualifications, prior experience and prior salary. None of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our Chief Executive Officer, the need for adjustment of the base salaries of our executives based on changes and expected changes in the scope of an executive's responsibilities. The compensation committee also considers promotions, the individual contributions made by and performance of the executive during the prior fiscal year, the executive's performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our peer group and where the executive's salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies. We do not provide for any formulaic base salary increases for our named executive officers.

        For 2015, the compensation committee recommended annual base salaries for each of our named executive officers based on their overall individual performance in 2014, their increased level of experience and to ensure that their salaries remained competitive with those of similarly situated executives in our 2014 peer group. For 2015, the annual base salary for each of our named executive officers was increased from his or her 2014 annual base salary as follows: Dr. Guyer's annual base salary was increased to $600,000 from $545,000; Dr. Patel's annual base salary was increased to $486,450 from $470,000; Mr. Atieh's annual base salary was increased to $453,940 from $450,000; and Ms. Wood's annual base salary was increased to $390,940 from $375,000. Mr. Bjarke's annual base salary was set at $375,000 at the time he joined Ophthotech on August 31, 2015. The actual salary paid to Mr. Bjarke for 2015 was prorated to reflect his start date with us. The foregoing discussion of annual base salaries does not include additional amounts paid as consulting fees to any of our named executive officers during 2014 or 2015. Information with respect to consulting fees can be found in the "—Summary Compensation Table" and accompanying footnotes appearing below.

        Please refer to "—Compensation Decisions Relating to Fiscal Year 2016" for a listing of the annual base salaries of each of our named executive officers for 2016.

Annual performance-based short-term cash incentive compensation

        We designed our annual performance-based cash incentive compensation program to emphasize pay-for-performance and to reward our named executive officers for the achievement of specified annual corporate objectives. Minimum levels of individual performance must be achieved to warrant any payout under the program. Each executive officer is eligible to receive annual performance-based cash incentive compensation in an amount based on a percentage of his or her base salary. The actual annual cash incentive amounts payable to our executive officers are based on achievement of stated annual corporate objectives.

        Our compensation committee also has the authority to shift corporate objectives to subsequent fiscal years and to eliminate them for the current year's short-term cash incentive calculation if it determines that circumstances that were beyond the control of the executive were the primary cause of a goal being unattainable. The annual corporate objectives focus on the achievement of specific clinical, regulatory, operational and financial milestones, with a focus on the advancement of our product candidates in clinical development, the pursuit of various internal initiatives and ensuring the adequate funding of Ophthotech. The corporate objectives are proposed by senior management each year and reviewed and approved by our compensation committee and board of directors in the beginning of our fiscal year, with such modifications as the compensation committee and board deem appropriate. The corporate objectives are designed to require significant effort and operational success on the part of our executives and Ophthotech, but also to be achievable with hard work and dedication.

        Each of our compensation committee and our board of directors has authority, in its sole discretion, to review and approve management's recommendation on how our company performed against its corporate objectives, with the full board of directors having ultimate authority. This authority includes the ability to weight the accomplishment of particular objectives at greater than 100% based on exceptional company performance, with an aggregate cap on the payout of short-term cash incentive compensation at 175% of target levels. Our compensation committee and our board of directors may also exercise discretion to reduce the payout of short-term cash incentive compensation, notwithstanding the achievement of corporate objectives, based on an evaluation of the overall performance of the company.

        The target levels for annual short-term cash incentive compensation for each executive officer are set by the compensation committee as a percentage of each executive officer's base salary. The percentages that were approved by our compensation committee were derived from peer group data that the committee then interpreted to match the level of qualification and experience of the executive at Ophthotech as well as based on internal comparisons. For 2015, target percentages for annual short-term cash incentive compensation for our executives ranged from 40% to 60% of base salary.

  2015 performance-based cash incentive compensation

        In 2015, Dr. Guyer was eligible for a target cash incentive compensation amount equal to 60% of his base salary, Dr. Patel was eligible for a target cash incentive compensation amount equal to 55% of his base salary, Mr. Atieh was eligible for a target cash incentive compensation amount equal to 50% of his base salary, Mr. Bjarke was eligible for a target cash incentive compensation amount equal to 40% of his base salary, and Ms. Wood was eligible for a target cash incentive compensation amount equal to 40% of her base salary. The amount of cash incentive compensation for Mr. Bjarke was prorated based on his start date.

        The compensation committee did not set any specific individual performance targets for the payment of cash incentive compensation to our named executive officers in 2015. Instead, at the end of 2015, the compensation committee reviewed our company performance against our 2015 corporate objectives as well as the overall progress of our company. The 2015 corporate objectives established by our compensation committee and board of directors consisted of:

  •
  progress in the three Phase 3 clinical trials for Fovista®, including the enrollment of patients in, and the manufacture of sufficient quantities of active pharmaceutical ingredient of Fovista® to support, the Phase 3 trials;

  •
  preparation for validation manufacturing processes and pre-approval inspection readiness of our manufacturers, and development of second sources for manufacture;

  •
  initiation and progress of additional clinical trials for Fovista®;

  •
  initiation and progress of clinical trials for Zimura®

  •
  execution of financing, investor relations and cultural assessment objectives; and

  •
  initiation of pre-commercial launch activities for Fovista®, including review of messaging and launch strategies and tactics.

        Based on the company's performance against the 2015 corporate objectives listed above and the company's attainment of other unplanned achievements, including the significant progress the company made with respect to its Fovista® expansion studies and preparations for commercial manufacturing, the compensation committee approved actual cash incentive compensation amounts at 135% of the target amount for each named executive officer, which decision was subsequently affirmed by our board of directors. Such cash incentive compensation payout was prorated for Mr. Bjarke based on his start date.

Equity incentive awards

        Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity awards with a time-based or performance-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.

        To date, we have used equity awards both to compensate our executive officers in the form of new hire grants in connection with the commencement of employment, as well as to provide additional, ongoing long-term incentives to our executive officers as our business has developed. In the future, we also generally plan to continue to grant equity awards on an annual basis to our executive officers. Typically, the stock options and RSUs we grant to our executive officers vest over a period of four years. Vesting ceases upon termination of employment, and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option or settlement of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such option or RSU, including voting rights or the right to receive dividends or dividend equivalents. We have historically granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by reference to the closing market price of our common stock on the date of grant.

  New hire equity awards

        We determine whether to grant a new hire equity award in connection with the commencement of an executive's employment on a case-by-case basis under the specific hiring circumstances. The size of each new hire award is established through arm's length negotiation at the time the executive is hired, taking into account the position for which the executive is being considered and the executive's qualifications, prior experience and equity holdings at prior companies, as well as external factors such as market demand. On August 31, 2015, we made a new-hire grant of an option to purchase 120,000 shares of our common stock, with an exercise price equal to the closing sale price of our common stock on the NASDAQ Global Select Market on the grant date, to Mr. Bjarke when he commenced employment with us. The award vests with respect to 25% of the shares subject to the option on the first anniversary of the grant date and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant date.

  Annual equity awards

        In determining the size of the annual equity awards granted to our named executive officers, our compensation committee considers recommendations developed by our compensation consultant, including information regarding comparative stock ownership of, and equity awards received by, executives at companies in our peer group and our industry. In addition, our compensation committee considers each executive's individual performance rating, the amount of equity previously awarded to such executive and the future vesting of such awards, as well as our overall corporate performance and the potential for enhancing the creation of value for our stockholders.

        Our practice is to grant annual equity awards for a fiscal year effective on the first business day of the next fiscal year. The fair values of equity awards determined at the end of 2014 and granted as of the first business day of 2015 are included in the amounts set forth in the "—Summary Compensation Table" below for each named executive officer for 2015. Information with respect to equity awards determined at the end of 2015 and granted as of the first business day of 2016 is included here for additional context and perspective regarding the determinations made by our compensation committee based on our 2015 performance.

  Annual equity awards granted as of January 2, 2015

        In December 2014, as part of our annual grant process, our compensation committee approved the grant of certain options to purchase shares of our common stock and RSUs to our named executive officers, as set forth in the table below. Each of the option awards vest with respect to 25% of the shares subject to the option on the first anniversary of the grant date and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $45.60 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on January 2, 2015, the date of grant. The RSU awards vest with respect to 25% of the award on each of the first, second, third and fourth anniversaries of the grant date.

        The following tables set forth the annual equity awards granted to our named executive officers as of January 2, 2015:

Name	Number of Shares Underlying Stock Option Grant	Number of Shares Underlying RSU Grant
David R. Guyer, M.D.	91,500	23,000
Samir C. Patel, M.D.	78,000	19,500
Michael Atieh	6,500	1,700
Barbara A. Wood	22,500	5,500

        In making these annual equity awards, our compensation committee considered, among other things, the Black Scholes value of the annual equity awards and the size of the annual equity awards as a percentage of our company's outstanding stock, dilution to existing stockholders and the retention value in the outstanding equity program based on the value of outstanding unvested awards, all of which were considered in light of individual and company performance. Based on the recommendation of our Chief Executive Officer, and in consideration of our company's performance against our 2014 corporate objectives and the strong market performance of our common stock in 2014, our compensation committee determined that it would be appropriate to grant equity awards in a range between the 60th percentile and 75th percentile of companies in our 2014 peer group. To promote our philosophy of providing the potential for above-market equity compensation based on performance, individual equity awards were adjusted within the peer group range based on the individual performance rating of each named executive officer. The annual equity award for Mr. Atieh was adjusted to account for his start date in 2014.

        The mix of stock options and RSUs granted in January 2015 reflects our belief that a mix of compensation components incentivizes consistently strong performance. Our approach reflects what we believe is a balanced equity mix between options and RSUs, providing executives with exposure to downside stock-price risk, while taking into consideration overall dilution levels and our limited equity pool available under our 2013 stock incentive plan, especially in light of our significant recent growth in company-wide headcount, and while still providing for overall long-term equity incentive compensation within the 60th percentile to 75th percentile range based on 2014 peer group analysis.

  Additional performance-based equity award

        In addition to the annual equity awards described above, in recognition of the critical importance of the achievement of certain development milestones for Ophthotech over the near term and Dr. Patel's critical role in achieving those milestones, in December 2014, our compensation committee approved an additional award to Dr. Patel of 80,000 RSUs with performance-based vesting criteria based on the achievement of those development milestones related to our lead product candidate Fovista®. This award became effective upon execution and delivery of the associated award agreement in April 2015. The award vested with respect to 40,000 of such RSUs in 2015.

  Annual equity awards granted as of January 4, 2016

        On January 4, 2016, as part of our annual grant process, our compensation committee approved the grant of certain options to purchase shares of our common stock and RSUs to our named executive officers, as set forth in the table below. Each of these option awards will vest with respect to 25% of the shares subject to the option on the first anniversary of the grant date and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $73.22 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on January 4, 2016, the date of grant. Each of the RSU awards will vest with respect to 25% of the shares subject to the award on each of the first, second, third and fourth anniversaries of the grant date.

        The following tables set forth the annual equity awards granted to our named executive officers as of January 4, 2016:

Name	Number of Shares Underlying Stock Option Grant	Number of Shares Underlying RSU Grant
David R. Guyer, M.D.	95,000	25,000
Samir C. Patel, M.D.	78,700	19,700
Henric Bjarke	11,300	2,800
Barbara A. Wood	19,200	4,800

        In making these annual equity awards, our compensation committee considered, among other things, the Black Scholes value of the annual equity awards and the size of the annual equity awards as a percentage of our company's outstanding stock, dilution to existing stockholders and the retention value in the outstanding equity program based on the value of outstanding unvested awards, all of which were considered in light of individual and company performance. Based on the recommendation of our Chief Executive Officer, and in consideration of our company's performance against our 2015 corporate objectives and the strong market performance of our common stock in 2015, our compensation committee determined that it would be appropriate to grant equity awards in a range between the 60th percentile and 75th percentile of companies in our 2015 peer group. To promote our philosophy of providing the potential for above-market equity compensation based on performance, individual equity awards were adjusted within the peer group range based on the individual performance rating of each named executive officer. The annual equity award for Mr. Bjarke was adjusted to account for his start date.

        The mix of stock options and RSUs granted in January 2016 reflects our belief that a mix of compensation components incentivizes consistently strong performance. Our approach reflects what we believe is a balanced equity mix between options and RSUs, providing executives with exposure to downside stock-price risk, while taking into consideration overall dilution levels and our limited equity pool available under our 2013 stock incentive plan, especially in light of our significant recent growth in company-wide headcount, and while still providing for overall long-term equity incentive compensation within the 60th percentile to 75th percentile range based on peer group analysis.

  Additional special equity award

        In addition to the annual equity awards described above, effective January 4, 2016, our compensation committee awarded Dr. Patel a special equity award consisting of an option to purchase 16,300 shares of our common stock and 5,300 RSUs, with the same vesting terms and exercise price as the annual equity awards described above.

Benefits and other compensation

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death, dismemberment insurance, long- and short-term disability insurance, and a 401(k) plan. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Under our 401(k) plan, we are permitted to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. Currently, we generally match 100% of an employee's contributions to the 401(k) plan up to the first 2% of the employee's salary, and 50% of the employee's contributions up to the next 4% of the employee's salary, up to a maximum amount of $8,000 per employee. The compensation committee in its discretion may revise, amend or add to the named executive officer's benefits and perquisites if it deems it advisable.

        In particular circumstances, we may agree to reimburse an executive officer for certain expenses, such as commuting or travel expenses, or provide corporate housing as an additional incentive to join Ophthotech in a position where there is high market demand. Whether such expenses are covered and the amount of the reimbursement is determined on a case-by-case basis under the specific hiring circumstances.

Severance and change in control benefits

        Pursuant to employment agreements or arrangements we have entered into with our executive officers, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of Ophthotech. Please refer to "—Employment Agreements" for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to executive officers under various termination circumstances under the caption "—Potential Payments Upon Termination or Change in Control" below.

        We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives of our publicly traded peer companies.

        We have structured our change in control benefits as "double trigger" benefits. In other words, the change in control does not itself trigger benefits. Rather, benefits are paid only if the employment of the executive officer is terminated during a specified period after the change in control. We believe that a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executive officers in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs.

Compensation Decisions Relating to Fiscal Year 2016

        In December 2015, in order to provide each of our named executive officers with base salaries that are competitive with the companies that make up our 2015 peer group, the annual base salaries of our named executive officers were increased as follows, effective January 4, 2016: for Dr. Guyer, to $625,200; for Dr. Patel, to $540,000; for Mr. Bjarke, to $379,380; and for Ms. Wood, to $404,620. In February 2016, our board of directors approved our 2016 corporate objectives for our performance-based short-term cash incentive compensation program. These objectives generally relate to the achievement of (1) clinical, regulatory and manufacturing milestones and pre-commercial activities with respect to Fovista®, (2) pre-clinical and clinical milestones with respect to Zimura® and tivozanib and (3) company infrastructure, compliance and business development objectives.

Retirement of Mr. Atieh; Appointment of Glenn P. Sblendorio as Chief Operating Officer and Chief Financial Officer

        On January 4, 2016, Mr. Atieh announced his retirement as Executive Vice President, Chief Financial and Business Officer. Mr. Atieh's retirement became effective as of the end of the day on March 31, 2016. On January 4, 2016, Mr. Glenn P. Sblendorio was appointed Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company and commenced employment in such capacity on April 1, 2016.

        In connection with Mr. Sblendorio's appointment, he entered into an offer letter agreement with us on January 4, 2016 providing for at-will employment, an annual base salary of $495,000, an annual target short-term cash incentive compensation opportunity of up to 55% of base salary, and eligibility to participate in the employee benefit programs of the Company generally available to employees of the Company.

        Pursuant to the offer letter agreement, on April 1, 2016, Mr. Sblendorio was granted a nonstatutory stock option to purchase 150,000 shares of the Company's common stock at $44.90 per share. This option award vests over a four-year period, with 25% of the shares underlying the option vesting on April 1, 2017 and the remainder of the shares vesting in equal monthly amounts thereafter until April 1, 2020, subject to continued service with the Company. On April 1, 2016, Mr. Sblendorio was also granted 75,000 RSUs. These RSUs vest over a four-year period, with 25% of the shares vesting on April 1, 2017 and the remainder of the shares vesting 25% on each anniversary date thereafter until April 1, 2020.

        Mr. Sblendorio also received a sign-on bonus of $100,000, less applicable tax and withholdings, subject to the Company's right to require repayment of such amount if Mr. Sblendorio voluntarily leaves employment during his first 12 months with the Company. In addition to the foregoing, Mr. Sblendorio has exclusive access to a corporate apartment in New York, New York, near our corporate headquarters, for his personal use. The rental expense for the apartment is expected to be approximately $9,455 per month.

Compensation Committee Report

        The compensation committee of the board of directors of Ophthotech Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Ophthotech's management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Ophthotech's Annual Report on Form 10-K for the year ended December 31, 2015.

        By the compensation committee of the board of directors of Ophthotech Corporation.

Nicholas Galakatos, Ph.D.
Thomas Dyrberg, M.D., D.M.Sc.
Michael Ross, Ph.D.

Summary Compensation Table

        The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2015, December 31, 2014 and December 31, 2013.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David R. Guyer, M.D.(5)	2015	600,000	—	1,048,800	2,713,323	486,000	18,758	4,866,882
Chief Executive Officer	2014	545,000	—	—	3,983,910	523,200	8,000	5,060,110
	2013	390,000	—	—	4,696,485	468,000	35,000	5,589,485
Samir C. Patel, M.D.(6)	2015	486,450	—	4,511,600	2,312,997	361,190	9,038	7,681,275
President	2014	470,000	60,000	—	3,187,128	376,000	—	4,093,128
	2013	448,000	—	—	1,050,177	252,000	—	1,750,177
Michael G. Atieh(7)	2015	453,940	—	77,520	192,750	306,410	153,181	1,183,801
Executive Vice President,	2014	114,231	—	—	5,257,724	90,000	29,529	5,491,484
Chief Financial
and Business Officer
Henric J. Bjarke(8)	2015	110,817	35,000	—	3,364,698	67,500	45,576	3,623,591
Senior Vice President,
Chief Commercial
Officer
Barbara A. Wood(9)	2015	390,940	—	250,800	667,211	211,110	8,000	1,528,061
Senior Vice President,	2014	372,311	60,000	—	335,815	240,000	8,000	1,016,126
General Counsel	2013	42,115	—	—	1,232,420	1,000	11,500	1,287,035

(1)
The amounts reported in the "Bonus" column reflect discretionary bonus amounts. Specifically, we paid Dr. Patel $60,000 and Ms. Wood $60,000 in recognition of their role and contributions in connection with the Company's entry into a Licensing and Commercialization Agreement with Novartis Pharma AG, in May 2014. We paid Mr. Bjarke $35,000 as a sign-on bonus upon his joining the Company in August 2015.

(2)
The amounts reported in the "Stock Awards" and "Option Awards" columns reflect the aggregate fair value of share-based compensation granted during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718. See Note 2 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on February 26, 2016, regarding assumptions underlying the valuation of equity awards.

(3)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column represent awards to our named executive officers under our annual performance-based short-term cash incentive program.

(4)
The compensation included in the "All Other Compensation" column for 2015 includes matching contributions that we made under our 401(k) plan of $8,000 for Dr. Guyer, $8,000 for Mr. Atieh, $3,271 for Mr. Bjarke and $8,000 for Ms. Wood. "All Other Compensation" for 2015 also includes $10,758 in personal network and home security expenses for Dr. Guyer, vacation carry-over payouts of $9,038 for Dr. Patel, $8,730 for Mr. Atieh, and $7,212 for Mr. Bjarke, commuting expense payments of $132,845 and legal expense payments of $3,606 for Mr. Atieh and relocation expense payments of $35,093 for Mr. Bjarke. For 2014, the compensation included in the "All Other Compensation" column includes matching contributions that we made under our 401(k) plan of $8,000 for Dr. Guyer, $5,529 for Mr. Atieh and $8,000 for Ms. Wood, and commuting expense payments of $24,000 for Mr. Atieh. "All Other Compensation" also includes $35,000 in consulting fees paid to Dr. Guyer during 2013 for the period prior to his appointment as our Chief Executive Officer (see Note (5) below), as well as $11,500 in legal fees paid to Ms. Wood's law firm for the period prior to her commencement as our General Counsel.

(5)
Dr. Guyer also serves as a member of our board of directors but does not receive any additional compensation for his service as a director. Dr. Guyer was appointed as our Chief Executive Officer in April 2013. The salary information reflected for 2013 represents the pro-rated portion of Dr. Guyer's annual salary of $520,000 attributable to the portion of the year during which Dr. Guyer served as our Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Dr. Guyer served as a member of our board of directors and as a consultant to Ophthotech. During 2013, Dr. Guyer was paid consulting fees of $35,000. Consulting fees paid to Dr. Guyer are reflected under "All Other Compensation."

(6)
Dr. Patel also serves as a member of our board of directors but does not receive any additional compensation for his service as a director. Dr. Patel served as our Chief Executive Officer until April 2013.

(7)
Mr. Atieh was appointed as our Executive Vice President, Chief Financial and Business Officer in September 2014. The salary information reflected for 2014 represents the pro-rated portion of Mr. Atieh's annual salary of $450,000 attributable to the portion of the year during which Mr. Atieh served as our Executive Vice President, Chief Financial and Business Officer.

(8)
Mr. Bjarke was appointed as our Senior Vice President, Chief Commercial Officer in July 2015 and joined Ophthotech in August 2015. The salary information and the non-equity incentive plan compensation reflected for 2015 reflect the pro-rated portion of Mr. Bjarke's annual salary of $375,000 attributable to the portion of the year during which Mr. Bjarke served as our Senior Vice President, Chief Commercial Officer.

(9)
Ms. Wood was appointed as our Senior Vice President, General Counsel in November 2013. The salary information reflected for 2013 represents the pro-rated portion of Ms. Wood's annual salary of $365,000 attributable to the portion of the year during which Ms. Wood served as our Senior Vice President, General Counsel. Ms. Wood's annual salary was increased to $375,000, effective as of April 2014.

Grants of Plan-Based Awards Table

        The following table sets forth information regarding grants of plan-based awards to our named executive officers during 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Maximum Payout Under Non-Equity Incentive Plan Awards ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)(2)	Grant Date Fair Value of Stock and Options Awards(3)
David R. Guyer	—	360,000	630,000	—	—	—	—
	1/2/2015	—	—	—	91,500	$45.60	2,713,323
	1/2/2015	—	—	23,000	—	—	1,048,800
Samir C. Patel	—	267,548	468,208	—	—	—	—
	1/2/2015	—	—	—	78,000	$45.60	2,312,997
	1/2/2015	—	—	19,500	—	—	889,200
	4/30/2015	—	—	80,000	—	—	3,622,400
Michael G. Atieh	—	226,970	397,198	—	—	—	—
	1/2/2015	—	—	—	6,500	$45.60	192,750
	1/2/2015	—	—	1,700	—	—	77,520
Henric J. Bjarke	—	50,000	87,500	—	—	—	—
	8/31/2015	—	—	—	120,000	$44.03	3,364,698
Barbara A. Wood	—	156,376	273,658	—	—	—	—
	1/2/2015	—	—	—	22,500	$45.60	667,211
	1/2/2015	—	—	5,500	—	—	250,800

(1)
Represents the target payout levels under our annual short-term cash incentive program. Target payouts for Dr. Guyer, Dr. Patel, Mr. Atieh, Mr. Bjarke and Ms. Wood represented 60%, 55%, 50%, 40%, and 40% of base salary in 2015, respectively. The target payout under our annual short-term cash incentive program for Mr. Bjarke is presented as pro-rated to reflect his start date with us. The actual payout with respect to each named executive officer is shown above in the "Summary Compensation Table" in the column titled "Non-Equity Incentive Plan Compensation." The annual short-term cash incentive program did not have threshold payout levels, as the determination of the level of achievement of corporate objectives was subjective and subject to the discretion of our compensation committee and board of directors. Payouts under the annual short-term cash incentive program were not subject to any maximum limit. Additional information regarding the design of our annual short-term cash incentive program, including a description of the corporate objectives applicable to 2015 awards, is described above in "—Compensation Discussion and Analysis—Annual performance-based short-term cash incentive compensation."

(2)
The exercise price per share of each option award is equal to the closing market price of our common stock on the date of grant.

(3)
The amounts in the "Grant Date Fair Value of Stock and Option Awards" column reflect the grant date fair value of stock and option awards granted in 2015 calculated in accordance with ASC 718.

Outstanding Equity Awards as of December 31, 2015

        The following table sets forth information regarding outstanding stock options and restricted stock unit awards held by our named executive officers as of December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David R. Guyer, M.D.	81,878	224,986	(1)	$10.03	4/25/2023	—		—
	83,854	91,146	(2)	$31.29	1/1/2024	—		—
	—	91,500	(3)	$45.60	1/1/2025	—		—
	—	—		—	—	23,000	(4)	1,806,190
Samir C. Patel, M.D.	—	5,650	(5)	$1.65	4/8/2022	—		—
	893	20,137	(6)	$13.21	5/28/2023	—		—
	—	56,858	(7)	$13.21	5/28/2023	—		—
	—	72,917	(2)	$31.29	1/1/2024	—		—
	—	78,000	(3)	$45.60	1/1/2025	—		—
						19,500	(4)	1,531,335
						40,000	(8)	3,141,200
Michael G. Atieh	62,500	137,500	(9)	$38.93	9/29/2024	—		—
	—	6,500	(10)	$45.60	1/1/2025	—		—
	—	—		—	—	1,700	(11)	133,501
Henric Bjarke	—	120,000	(12)	$44.03	8/30/2025	—		—
Barbara A. Wood	26,458	33,542	(13)	$24.49	11/17/2023	—		—
	2,395	2,605	(2)	$31.29	1/1/2024	—		—
	4,167	5,833	(14)	$31.98	4/6/2024	—		—
	—	22,500	(3)	$45.60	1/1/2025	—		—
	—	—		—	—	5,500	(4)	431,915

(1)
The unvested shares vest monthly in approximately equal amounts through April 2017.

(2)
The unvested shares vest in approximately equal amounts through January 2018.

(3)
The unvested shares vest over four years, with 25% vesting in January 2016 and the remaining unvested shares vesting monthly in approximately equal amounts through January 2019.

(4)
These restricted stock units vest in annual increments of 25% over four years commencing on the first anniversary of the date of grant.

(5)
The unvested shares vested monthly in approximately equal amounts through April 2016.

(6)
The unvested shares vest monthly in approximately equal amounts through May 2017.

(7)
This option is subject to performance-based vesting. The unvested shares vest upon the occurrence of certain milestones.

(8)
These restricted stock units are subject to performance-based vesting. The unvested restricted stock units vest upon the occurrence of certain milestones.

(9)
Under the original terms of the award, the unvested shares vest in approximately equal monthly amounts through September 2018. Under the terms of the severance letter agreement between Mr. Atieh and us entered into in January 2016, the unvested shares will vest at the original rate through September 2016, following which time the award will no longer vest.

(10)
Under the original terms of the award, the unvested shares vest over four years, with 25% vesting in January 2016 and the remaining unvested shares vesting monthly in approximately equal amounts through January 2019. Under the terms of the severance letter agreement between Mr. Atieh and us entered into in January 2016, the unvested shares will vest at the original rate through September 2016, following which time the award will no longer vest.

(11)
Under the original terms of the award, the restricted stock units vest in annual increments of 25% over four years commencing on the first anniversary of the date of grant. Under the terms of the severance letter agreement between Mr. Atieh and us entered into in January 2016, the unvested restricted stock units vested as to 25% of the award in January 2016, and the award will no longer vest following September 2016.

(12)
The unvested shares vest over four years, with 25% vesting in August 2016 and the remaining unvested shares vesting monthly in approximately equal amounts through August 2019.

(13)
The unvested shares vest in approximately equal amounts through November 2017.

(14)
The unvested shares vest in approximately equal amounts through April 2018.

Option Exercises and Stock Vested Table

        The following table sets forth information regarding stock options exercised by our named executive officers during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David R. Guyer	264,364	11,434,840	—	—
Samir C. Patel	458,587	21,147,045	40,000	2,168,000
Michael G. Atieh	—	—	—	—
Henric J. Bjarke	—	—	—	—
Barbara A. Wood	10,000	273,732	—	—

        See "—Additional Narrative Disclosure—Amended and Restated 2007 Plan" and "—Additional Narrative Disclosure—2013 Stock Incentive Plan" for a description of our equity incentive plans. See "—Outstanding Equity Awards as of December 31, 2015" for information regarding the number of awards outstanding under these plans as of December 31, 2015.

Material Terms of Employment Agreements

        We have entered into an employment agreement with Dr. Patel and employment offer letters with each of our other executive officers. The employment offer letters do not have a stated term and provide for at-will employment, meaning the executive officer or we may terminate the employment arrangement at any time. Dr. Patel's agreement provides for an employment term of one year, with the term automatically renewing for successive one-year terms, unless we or Dr. Patel give written notice of non-renewal at least 90 days prior to the renewal date. Dr. Patel may terminate his employment agreement at any time upon 90 days' prior notice.

        The employment offer letters and Dr. Patel's employment agreement establish each executive officer's title and compensation arrangements, including annual base salary and minimum target amount for annual short-term cash incentive compensation, as a percentage of annual base salary, as well as eligibility for welfare and other benefit programs and commuting and relocation expense payments. Annual base salaries and minimum target amounts for annual short-term cash incentive compensation are subject to review and adjustment by our compensation committee and our board of directors, as described above under "—Compensation Discussion and Analysis."

        Each of our executive officers is eligible, either directly under his or her agreement or offer letter or through separate agreements with us, to receive certain benefits upon termination of employment under specified conditions, as summarized below under "—Potential Payments Upon Termination or Change in Control." In addition, each of our executive officers is subject to invention assignment, non-disclosure, non-competition and non-solicitation agreements.

Potential Payments Upon Termination or Change in Control

        Our stock incentive plans provide for the acceleration of vesting with respect to certain awards upon the termination of employment of any of our employees, including our named executive officers, under specified circumstances. In addition, upon execution and effectiveness of a separation agreement and release of claims, each named executive officer is entitled to severance payments if his or her employment is terminated under specified circumstances.

        The severance and change in control benefits available to each of our named executive officers are described below:

        Dr. Guyer.    In the event that Dr. Guyer's employment is terminated without cause or if Dr. Guyer terminates his employment with us for good reason within one year following a change in control event (as each such term is defined in the relevant letter agreements between him and us), Dr. Guyer is entitled to receive an amount equal to 24 months of his base salary; 2.0 times his target annual short-term cash incentive opportunity for the year in which his employment terminates; continued coverage, at our expense, under our medical and dental benefit plans for 24 months immediately following the termination of his employment; and full acceleration of vesting of any then-unvested equity awards held by him that vest solely based on the passage of time. In the event that Dr. Guyer's employment is terminated without cause or if Dr. Guyer terminates his employment with the Company for good reason, before or more than one year following a change in control event, Dr. Guyer is entitled to receive an amount equal to 12 months of his base salary; a pro-rated portion of his target annual short-term cash incentive opportunity for the year in which his employment terminates; and continued coverage, at our expense, under the Company's medical and dental benefit plans for 12 months immediately following the date of termination of his employment.

        Upon the occurrence of a change in control event, as defined in our amended and restated 2007 stock incentive plan, as amended, or the 2007 plan, subject to Dr. Guyer's continued employment as of the date of such event, or termination of Dr. Guyer's employment by us without cause within 75 days prior to (and in contemplation of) such event, the options awarded to Dr. Guyer in connection with his appointment as Chief Executive Officer in April 2013 become immediately exercisable in full with respect to all the unvested shares subject to such options.

        To the extent that any payment, benefit, or distribution (or combination thereof) by us or any of our affiliates to Dr. Guyer pursuant to his agreements with us or any other agreement, plan or arrangement would be subject to the excise tax imposed by Section 4999 of the Code, Dr. Guyer is entitled to receive an amount that, after payment of all applicable taxes by Dr. Guyer, is equal to the excise tax and any other applicable interest or penalties that Dr. Guyer may owe in connection with such payments, benefits or distributions.

        Dr. Patel.    In the event that Dr. Patel's employment is terminated without cause or if Dr. Patel terminates his employment with us for good reason, each as defined in his employment agreement, within one year following a change in control (as such term is defined in his employment agreement with us), Dr. Patel is entitled to receive an amount equal to 18 months of his base salary; 1.5 times his target annual short-term cash incentive opportunity for the year in which his employment is terminated; provided Dr. Patel elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), reimbursement for monthly premium payments to continue such coverage for up to 18 months immediately following termination of his employment; and full acceleration of vesting of any then-unvested equity awards held by him that vest solely based on the passage of time. In the event that Dr. Patel's employment is terminated without cause or if Dr. Patel terminates his employment with us for good reason, before or more than one year following a change in control, Dr. Patel is entitled to receive 12 months' base salary; a pro-rated portion of his target annual short-term cash incentive opportunity for the year in which his employment terminates; and provided Dr. Patel elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following the date of termination of his employment.

        Mr. Atieh.    In the event that Mr. Atieh's employment is terminated without cause or if Mr. Atieh terminates his employment with us for good reason, within one year following a change in control event (as each such term is defined in the relevant letter agreements between him and us), Mr. Atieh is entitled to receive an amount equal to 12 months of his base salary; his target annual short-term cash incentive opportunity for the year in which his employment is terminated; provided Mr. Atieh elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of his employment; and full acceleration of vesting of any then-unvested equity awards held by him that vest solely based on the passage of time. In the event that Mr. Atieh's employment is terminated without cause or if Mr. Atieh terminates his employment with the Company for good reason, before or more than one year following a change in control event, Mr. Atieh is entitled to receive an amount equal to 12 months of his base salary; a pro-rated portion of his target annual short-term cash incentive opportunity for the year in which his employment terminates; and provided Mr. Atieh elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of his employment.

        Mr. Bjarke.    In the event that Mr. Bjarke's employment is terminated without cause or if Mr. Bjarke terminates his employment with us for good reason, within one year following a change in control event (as each such term is defined in the letter agreements between him and us), Mr. Bjarke is entitled to receive an amount equal to 12 months of his base salary; his target annual short-term cash incentive opportunity for the year in which his employment is terminated; provided Mr. Bjarke elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of his employment; and full acceleration of vesting of any then-unvested equity awards held by him that vest solely based on the passage of time. In the event that Mr. Bjarke's employment is terminated without cause or if Mr. Bjarke terminates his employment with us for good reason, before or more than one year following a change in control event, Mr. Bjarke is entitled to receive an amount equal to 12 months of his base salary; a pro-rated portion of his target annual short-term cash incentive opportunity for the year in which his employment terminates; and provided Mr. Bjarke elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of his employment.

        Ms. Wood.    In the event that Ms. Wood's employment is terminated without cause or if Ms. Wood terminates her employment with us for good reason, within one year following a change in control event (as each such term is defined in the relevant letter agreements between her and us), Ms. Wood is entitled to receive an amount equal to 12 months of her base salary; her target annual short-term cash incentive opportunity for the year in which her employment is terminated; provided Ms. Wood elects to continue her and her eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of her employment; and full acceleration of vesting of any then-unvested equity awards held by her that vest solely based on the passage of time. In the event that Ms. Wood's employment is terminated without cause or if Ms. Wood terminates her employment with us for good reason, before or more than one year following a change in control event, Ms. Wood is entitled to receive an amount equal to 12 months of her base salary; a pro-rated portion of her target annual short-term cash incentive opportunity for the year in which her employment terminates; and provided Ms. Wood elects to continue her and her eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of her employment.

        The following tables set forth information regarding potential payments that each named executive officer who was serving as an executive officer as of December 31, 2015 would have received if the named executive officer's employment had terminated as of December 31, 2015 under the circumstances set forth below.

	Termination Without Cause or For Good Reason Prior to a Change in Control or more than 12 Months Following a Change in Control
Name	Cash Payment ($)(1)	Value of Benefits ($)
David R. Guyer	960,000	27,496
Samir C. Patel	753,998	27,496
Michael G. Atieh	680,910	20,187
Henric J. Bjarke	525,000	11,504
Barbara A. Wood	547,316	27,496

(1)
Cash payments are based on 12 months' base salary and the target annual short-term cash incentive opportunity for each named executive officer. According to the terms of his employment agreement with us, Dr. Patel's payment would be paid over 12 months' time. Payments for all other named executive officers would be made in a single lump sum.

	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control
Name	Cash Payment ($)(1)		Value of Stock Options with Accelerated Vesting ($)(2)	Value of Stock Awards with Accelerated Vesting ($)(3)	Value of Benefits ($)
David R. Guyer	8,212,731	(4)	22,730,373	1,806,190	54,992
Samir C. Patel	1,130,996		7,762,849	1,531,335	41,244
Michael G. Atieh	680,910		5,659,045	133,501	20,187
Henric J. Bjarke	525,000		4,140,000	—	11,504
Barbara A. Wood	547,316		2,948,121	431,915	27,496

(1)
Cash payments include a multiple of each named executive officer's base salary and target annual short-term cash incentive opportunity. The base salary and target annual short-term cash incentive multiple for Dr. Guyer is 2.0 times, for Dr. Patel is 1.5 times and for each of Messrs. Atieh and Bjarke and Ms. Wood is 1.0 times.

(2)
The value of stock options with accelerated vesting represents the value of unvested stock options, calculated by multiplying the number of shares subject to the accelerated portion of the option by the amount by which $78.53, the closing market price of our common stock on December 31, 2015, exceeds the exercise price of such option.

(3)
The value of restricted stock units with accelerated vesting represents the value of unvested restricted stock units, calculated by multiplying the number of shares subject to the accelerated portion of the restricted stock units by $78.53, the closing market price of our common stock on December 31, 2015.

(4)
Pursuant to the terms of the employment offer letter entered into in connection with Dr. Guyer's appointment as our chief executive officer prior to our initial public offering in April 2013, Dr. Guyer is entitled to receive gross-up payments for excise taxes imposed by Section 4999 of the Code. The amount set forth for Dr. Guyer in the table above includes $1,920,000 in cash severance payments and $6,292,731 in estimated gross-up payments relating to excise taxes. Pursuant to the Code, the amount of the gross-up payments is determined based on the excess value of the change in control benefits that Dr. Guyer would receive over his "base amount" of compensation, which is determined based on average compensation received for services provided to Ophthotech over a five-year period. In each of 2010, 2011, 2012 and in 2013 until his appointment as our chief executive officer in April of that year, Dr. Guyer served as a consultant to Ophthotech, receiving average annual consulting fees of approximately $131,000.

Retirement of Named Executive Officer

        Effective as of the end of the day on March 31, 2016, Michael G. Atieh retired from his position as Executive Vice President, Chief Financial and Business Officer and Treasurer of the Company. Mr. Atieh's separation agreement and general release entered into with us in January 2016 provided that Mr. Atieh was entitled to receive (1) a lump sum payment in the amount of $453,940, consisting of 12 months of Mr. Atieh's annual base salary; (2) a lump sum payment of $113,484, consisting of Mr. Atieh's pro-rata target short-term cash incentive compensation for 2016; (3) reimbursement for COBRA coverage under company-subsidized health benefits for a period of 18 months following the end of his service as Chief Financial Officer or, if earlier, until the end of the calendar month in which Mr. Atieh becomes eligible to receive health benefits under another employee benefit plan; (4) a lump sum payment in respect of Company-subsidized medical coverage for Mr. Atieh and his spouse through the date Mr. Atieh becomes eligible for Medicare (less any amounts payable for COBRA coverage for such period); and (5) continued exercisability through September 30, 2019 of stock options that are vested as of the end of the consultancy period described below. In addition, if during 2016 the Company enters into a term sheet providing for the consummation of a "change in control event" (as such term is defined in the Company's 2013 stock incentive plan) and consummates that change in control event on or prior to December 31, 2016, the Company will vest all stock options and restricted stock units held by Mr. Atieh immediately prior to the effective date of the change in control event.

        In addition, following his retirement, Mr. Atieh has agreed to provide certain advisory and other consulting services to the Company on an as-needed basis until September 30, 2016, which is referred to herein as the consultancy period. As compensation for such services, (i) for any period of the consultancy period running from April 1, 2016 through to and including June 30, 2016, Mr. Atieh will be compensated a monthly fee equal to $37,828, and (ii) for any period of the consultancy period running from July 1, 2016 through September 30, 2016, Mr. Atieh will be compensated a monthly fee of $1,000. In addition, Mr. Atieh's unvested stock options and restricted stock units will continue to vest during the term of the consultancy period.

Severance and Change in Control Agreement with Mr. Sblendorio

        In connection with Mr. Sblendorio's appointment as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, he entered into a severance agreement with us on January 4, 2016. In the event that Mr. Sblendorio's employment is terminated without cause or if Mr. Sblendorio terminates his employment with us for good reason, within one year following a change in control event (as each such term is defined in the relevant letter agreements between him and us), Mr. Sblendorio is entitled to receive an amount equal to 12 months of his base salary; his target annual short-term cash incentive opportunity for the year in which his employment is terminated; provided Mr. Sblendorio elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of his employment; and full acceleration of vesting of any then-unvested equity awards held by him that vest solely based on the passage of time. In the event that Mr. Sblendorio's employment is terminated without cause or if Mr. Sblendorio terminates his employment with us for good reason, absent a change in control event, Mr. Sblendorio is entitled to receive an amount equal to 12 months of his base salary; a pro-rated portion of his target annual short-term cash incentive opportunity for the year in which his employment terminates; and provided Mr. Sblendorio elects to continue his and his eligible dependents' participation in our medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 12 months immediately following termination of his employment.

Additional Narrative Disclosure

        401(k) Retirement Plan.    We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2016 (or $24,000 for employees over 50 years of age), and have the amount of the reduction contributed to the 401(k) plan. We match 100% of an employee's contributions to the 401(k) plan up to the first 2% of the employee's salary, and 50% of the employee's contributions up to the next 4% of the employee's salary, up to a maximum amount of $8,000 per employee.

        Pension Benefits.    We do not maintain any defined benefit pension plans.

        Nonqualified Deferred Compensation.    We do not maintain any nonqualified deferred compensation plans.

        Rule 10b5-1 Sales Plans.    Some of our senior employees, including our named executive officers, and directors have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. These plans were adopted when such employees or directors were not in possession of material, nonpublic information and in accordance with our insider trading policy. Our directors and other senior employees may also adopt such plans in the future. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or employee when entering into the plan, without further direction from the director or employee. It also is possible that the director or employee could amend or terminate any such plan when not in possession of material, nonpublic information and otherwise in accordance with our insider trading policy. In addition, our directors and employees, including our named executive officers, may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information and otherwise in accordance with our insider trading policy.

Amended and Restated 2007 Stock Incentive Plan

        Our amended and restated 2007 stock incentive plan, referred to as the 2007 plan, was initially adopted by our board of directors and approved by our stockholders in December 2007. Following our initial public offering, we no longer grant awards under the 2007 plan. The 2007 plan provided for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards and other stock-based awards. Our employees, officers, directors, consultants and advisors were eligible to receive awards under our 2007 plan; however, incentive stock options could only be granted to our employees.

        The type of award granted under our 2007 plan and the terms of such award are set forth in the applicable award agreement.

        Upon the occurrence of a merger or consolidation of the company with or into another entity, as a result of which all of the outstanding shares of our common stock are exchanged for cash, securities or other property or are cancelled, or any exchange of all of the outstanding shares of our common stock for cash, securities or other property pursuant to a share exchange transaction or upon a liquidation or dissolution of the company, our board of directors may take any one or more of the following actions:

  •
  provide that awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

  •
  upon written notice to a plan participant, provide that the participant's unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period;

  •
  provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such transaction;

  •
  in the event that, under the terms of the transaction, holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the transaction, make or provide for a cash payment to a plan participant with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

  •
  provide that, in connection with a liquidation or dissolution of the company, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or

  •
  any combination of the foregoing.

        Our board of directors does not need to take the same action with respect to all awards and may take different actions with respect to portions of the same award.

        Pursuant to the terms of the 2007 plan, if, on or prior to the first anniversary of a change in control event (as defined in the 2007 plan), the employment of a plan participant is terminated for good reason by the participant or without cause by the company, as such terms are defined in the 2007 plan:

  •
  all unvested options then held by such participant shall immediately become exercisable in full; and

  •
  all restricted stock then held by such participant shall immediately become free from all conditions or restrictions.

        Our board of directors may at any time provide that any award will become immediately exercisable in full or in part, free from some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

2013 Stock Incentive Plan

        Our board of directors adopted and our stockholders approved the 2013 stock incentive plan in August 2013. The 2013 stock incentive plan became effective immediately prior to the closing of our initial public offering on September 30, 2013. In June 2015, our board of directors adopted a first amendment to the 2013 stock incentive plan.

        The 2013 stock incentive plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2013 stock incentive plan is the sum of (1) the number of shares (up to 3,362,256 shares) equal to the sum of 739,317, which was the number of shares of our common stock available for issuance under the 2007 plan at the time of the completion of our initial public offering, and the number of shares of our common stock subject to outstanding awards under the 2007 plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right plus (2) an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2014 and continuing until, and including, the fiscal year ending December 31, 2023, equal to the lowest of 2,542,372 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. The annual increase has resulted in the addition of an aggregate of 4,024,171 shares to the 2013 stock incentive plan, including for 2016 an increase of 1,407,862 shares, or 4% of the number of shares of our common stock outstanding as of January 1, 2016.

        Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2013 stock incentive plan. However, incentive stock options may only be granted to our employees.

        Pursuant to the terms of the 2013 stock incentive plan, our compensation committee, pursuant to authority delegated to it by our board of directors, administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

  •
  the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

  •
  the type of options to be granted;

  •
  the duration of options, which may not be in excess of ten years;

  •
  the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and

  •
  the number of shares of our common stock subject to and the terms of any stock appreciation rights, restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, measurement price, issue price and repurchase price (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

        The compensation committee of our board of directors has also delegated authority to our Chief Executive Officer to grant awards under the 2013 stock incentive plan. Our Chief Executive Officer has the power to make awards to all of our employees, except our officers or any other employee with the title of Vice President or above (i.e., Senior Vice President, Executive Vice President or President). Our compensation committee has fixed the terms of the awards to be granted by our Chief Executive Officer, including the exercise price of such awards (which will be the fair market value of our common stock on the date of grant), and the maximum number of shares subject to awards that our Chief Executive Officer may make in a single grant to any one person in any calendar year, and the maximum number of shares subject to awards, in the aggregate, in any one year.

        Upon a merger or other reorganization event (as defined in our 2013 stock incentive plan), our board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the 2013 stock incentive plan as to some or all outstanding awards other than restricted stock:

  •
  provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);

  •
  upon written notice to a participant, provide that all of the participant's unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;

  •
  provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

  •
  in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or

  •
  provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

        Our board of directors does not need to take the same action with respect to all awards and may take different actions with respect to portions of the same award.

        In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

        Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the award of restricted stock.

        At any time, our board of directors may, in its sole discretion, provide that any award under the 2013 stock incentive plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

        In addition, the 2013 stock incentive plan provides that, notwithstanding the provisions of the plan that may apply upon a reorganization event and except as otherwise provided for in the instrument evidencing an option, award of restricted stock or award of restricted stock units or any other agreement between us and the participant, upon the occurrence of a change in control event (as defined in the 2013 stock incentive plan) each option shall become immediately exercisable and each award of restricted stock and of restricted stock units that vest solely based on the passage of time shall become immediately free from all conditions and restrictions, if, in each case, the employment of the participant holding such award is terminated by us (or our acquirer or successor) without cause (as defined in the 2013 stock incentive plan) or by the participant for good reason (as defined in the 2013 stock incentive plan), on or prior to the first anniversary of the date of the change in control event. Our board of directors may specify in an award at the time of grant the effect of a change in control event on any stock appreciation right, restricted stock unit that includes vesting criteria other than solely the passage of time or other stock-based award.

        No award may be granted under the 2013 stock incentive plan on or after August 26, 2023. Our board of directors may amend, suspend or terminate the 2013 stock incentive plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides certain information as of December 31, 2015, with respect to all of our equity compensation plans in effect on that date:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($/share)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,689,240	$29.19	1,039,945
Equity compensation plans not approved by security holders(2)	320,000	$40.84	—

Total	3,009,240	$30.43	1,039,945

(1)
Includes both our amended and restated 2007 stock incentive plan and 2013 stock incentive plan. As described above under "—Additional Narrative Disclosure—2013 Stock Incentive Plan", the 2013 stock incentive plan includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2014 and continuing until, and including, the fiscal year ending December 31, 2023, with such annual increase to be equal to the lowest of 2,542,372 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors, which, in the case of 2016, was 1,407,862 shares, or 4% of the number of shares of our common stock outstanding as of January 1, 2016.

(2)
Includes stock option awards made pursuant to the NASDAQ inducement grant exception as a component of employment compensation for newly hired executives. The inducement grants were approved and recommended by our compensation committee, approved by our board of directors and were made as an inducement material to each executive's acceptance of employment with us in accordance with NASDAQ Listing Rule 5635(c)(4).

Risk Considerations in Our Compensation Program

        Our compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our company. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

        We believe that our current business process and planning cycle fosters the following behaviors and controls that mitigate the potential for adverse risk caused by the action of our executives:

  •
  annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;

  •
  the mix between fixed and variable, annual and long-term and cash and equity compensation are designed to encourage strategies and actions that balance our short-term and long-term best interests; and

  •
  equity awards generally vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Limits on Hedging and Pledging

        As part of our insider trading policy, all employees, including executive officers, and members of our board of directors are prohibited from engaging in certain types of hedging transactions involving our securities, specifically short sales, including short sales "against the box," and purchases or sales of puts, calls or other derivative securities. Our insider trading policy also prohibits certain types of pledges of our securities by all employees, including executive officers, and members of our board of directors, specifically purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan, with an exception for pledges of our securities as collateral for a loan only after certain prerequisites are met and only with the pre-approval of our Chief Financial Officer or General Counsel.

Tax and Accounting Considerations

        Section 162(m) of the Code, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to each of our Chief Executive Officer and our three other most highly paid executive officers (other than our Chief Financial Officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We intend to periodically review the potential consequences of Section 162(m), and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation will remain tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

        We account for equity compensation paid to our employees in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all stock-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

 DIRECTOR COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2015, with the exception of Dr. Guyer and Dr. Patel, who do not receive compensation for service on our board of directors and whose compensation is included in the "Summary Compensation Table" included in the "Executive Compensation" section above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Axel Bolte(3)	—	—	—	—
Thomas Dyrberg, M.D., D.M.Sc.(3)	—	—	—	—
Nicholas Galakatos, Ph.D.	65,000	84,525	195,298	344,823
Michael Ross, Ph.D.	53,750	84,525	195,298	333,573
Glenn Sblendorio(4)	61,500	84,525	195,298	341,323

(1)
Fees earned or paid in cash consist of:

•
for Dr. Galakatos, $42,500 for serving as a member of our board, $13,500 for serving as the chairman of our compensation committee, and $9,000 for serving as a member of our audit committee;

•
for Dr. Ross, $42,500 for serving as a member of our board, $5,000 for serving as a member of our nominating and corporate governance committee, and $6,250 for serving as a member of our compensation committee; and

•
for Mr. Sblendorio, $42,500 for serving as a member of our board and $19,000 for serving as the chairman of our audit committee.

(2)
The amounts reported in the "Stock Awards" and "Option Awards" columns reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 2 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on February 26, 2016, regarding assumptions underlying the valuation of equity awards.

(3)
Mr. Bolte and Dr. Dyrberg have elected to decline compensation for service on our board of directors.

(4)
Mr. Sblendorio served as a member of our board of directors from July 2013 through March 2016.

Director Compensation Arrangements

Equity Compensation

        In connection with our initial public offering, our non-employee directors were eligible to receive an option, or options, to purchase an aggregate of 22,033 shares of our common stock. Each non-employee director was also eligible to receive an annual grant of an option to purchase 15,000 shares of our common stock on the date of our 2014 annual meeting of stockholders.

        Following our 2015 annual meeting of stockholders, each newly elected non-employee director is eligible to receive an option to purchase 20,000 shares of our common stock upon his or her initial election or appointment to our board of directors and each non-employee director who has served on our board of directors for at least six months is eligible to receive an annual grant of an option to purchase 7,000 shares of our common stock and an award of 1,750 restricted stock units on the date of the first meeting of our board of directors held after each annual meeting of stockholders.

        The stock options granted to our non-employee directors have, or in the case of future stock options, will have, an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our non-employee directors, subject to the director's continued service on our board, vest monthly in equal amounts over a three-year period following the date of grant. The annual stock options and restricted stock units granted to our non-employee directors, subject to the director's continued service on our board, vest, or will vest, monthly in equal amounts over a one-year period through the earlier of the business day before the next annual meeting of stockholders or the first anniversary of the grant date, at which time they vest in full. Stock options granted to our non-employee directors will vest in full upon the occurrence of a change in control of us.

        Mr. Bolte and Dr. Dyrberg have each elected to decline equity compensation for service on our board of directors.

Cash Compensation

        During the period from our 2014 annual meeting of stockholders through our 2015 annual meeting:

  •
  each non-employee director was eligible to receive an annual fee of $40,000;

  •
  the chairman of our audit committee was eligible to receive an additional annual fee of $18,000 and the other members of our audit committee were eligible to receive an additional annual fee of $8,000;

  •
  the chairman of our compensation committee was eligible to receive an additional annual fee of $12,000 and the other members of our compensation committee were eligible to receive an additional annual fee of $5,000; and

  •
  the chairman of our nominating and corporate governance committee was eligible to receive an additional annual fee of $10,000 and the other members of our nominating and corporate governance committee were eligible to receive an additional annual fee of $5,000.

        Following our 2015 annual meeting, our board of directors, upon the recommendation of our compensation committee, established the following compensation guidelines for non-employee board members:

  •
  each non-employee director is eligible to receive an annual fee of $45,000;

  •
  the chairman of our audit committee is eligible to receive an additional annual fee of $20,000 and the other members of our audit committee are eligible to receive an additional annual fee of $10,000;

  •
  the chairman of our compensation committee is eligible to receive an additional annual fee of $15,000 and the other members of our compensation committee are eligible to receive an additional annual fee of $7,500; and

  •
  the chairman of our nominating and corporate governance committee is eligible to receive an additional annual fee of $10,000 and the other members of our nominating and corporate governance committee are eligible to receive an additional annual fee of $5,000.

        Annual fees for board service are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our board.

        Mr. Bolte and Dr. Dyrberg have each elected to decline cash compensation for service on our board of directors, including cash compensation for service on our board committees.

Reimbursement of Expenses

        Each member of our board of directors is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which he serves.

 AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee of the board of directors of Ophthotech Corporation consists of three members, each of whom the board has determined is "independent" under NASDAQ Marketplace Rules, and includes an "audit committee financial expert" within the meaning of the U.S. Securities and Exchange Commission's rules. The audit committee met nine times in 2015.

        The audit committee has reviewed Ophthotech's audited financial statements for the fiscal year ended December 31, 2015 and discussed them with Ophthotech's management and Ernst & Young LLP, Ophthotech's independent registered public accounting firm.

        The audit committee has received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by Public Company Accounting Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.

        The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with Ophthotech's independent registered public accounting firm such firm's independence.

        Based on the review and discussions referred to above, the audit committee recommended to Ophthotech's board of directors that the audited financial statements referred to above be included in Ophthotech's Annual Report on Form 10-K for the year ended December 31, 2015.

        By the audit committee of the board of directors of Ophthotech Corporation.

Axel Bolte Nicholas Galakatos, Ph.D. David Redlick

Audit Fees and Services

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2015	2014
Audit Fees(1)	$567,000	$617,000
Audit-Related Fees	—	—
Tax Fees(2)	$77,000	$255,000
All Other Fees(3)	2,000	2,000

Total Fees	$646,000	$874,000

(1)
This category includes fees for professional services performed by Ernst & Young LLP for the audit of our annual financial statements in 2015 and 2014. Also included are the fees related to the review of condensed financial statements included in our Quarterly Reports on Form 10-Q, registration statements on Form S-8 in 2015 and 2014, and the registration statement on Form S-1 filed in connection with our follow-on public offering in 2014.

(2)
This category consists of fees for professional services rendered by Ernst & Young LLP for tax compliance services for 2015 and 2014. Included in 2015 fees are fees related to an IRS Code Section 382 study. Included in 2014 fees are fees related to a research and development tax credit study, a transaction cost analysis study, an IRS Code Section 382 study and tax consulting services performed in connection with our licensing and commercialization agreement with Novartis Pharma AG.

(3)
This category consists of fees for any other products or services provided by Ernst & Young LLP not described above. The services for fees in 2015 and 2014 under this category are related to licensed accounting research software.

All such accountant services and fees were pre-approved by our audit committee in accordance with the "Pre-Approval Policies and Procedures" described below.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee, or chair of our audit committee with subsequent ratification by the audit committee, or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

 MATTERS TO BE VOTED ON

Proposal 1: Election of Class III Directors

        In accordance with the terms of our certificate of incorporation and our bylaws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

  •
  Class III: David R. Guyer, M.D. and Thomas Dyrberg, M.D., D.M.Sc., and their term expires at the Annual Meeting.

  •
  Class I: Nicholas Galakatos, Ph.D. and Michael Ross, Ph.D., and their term expires at the annual meeting of stockholders to be held in 2017.

  •
  Class II: Axel Bolte, Samir C. Patel, M.D. and David Redlick, and their term expires at the annual meeting of stockholders to be held in 2018.

        At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Drs. Guyer and Dyrberg are current directors whose terms expire at the Annual Meeting. Drs. Guyer and Dyrberg are each nominated for re-election as a class III director, with a term ending in 2019.

        Unless otherwise instructed in the proxy, all proxies will be voted "FOR" the election of each of the nominees identified above to a three-year term ending in 2019, each such nominee to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for either or both nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that either of the nominees will be unable to serve if elected.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

        We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast a non-binding, advisory vote with respect to whether future advisory votes to approve named executive officer compensation will be held every one, two or three years, which is commonly referred to as "say-on-frequency" and is the subject of Proposal 3.

        Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

        The "Executive Compensation" section of this proxy statement, including "Compensation Discussion and Analysis," describes in detail our executive compensation programs and the decisions made by our compensation committee and our board with respect to the year ended December 31, 2015. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. Our board believes this link between compensation and the achievement of our short- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage management to assume excessive risks.

        Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:

        RESOLVED, that the compensation paid to Ophthotech's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

        As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 3 overrules any decision by us or our board (or any committee thereof), creates or implies any change to the fiduciary duties of us or our board (or any committee thereof), or creates or implies any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and our board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 3: Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

        In Proposal 2, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes to approve named executive officer compensation. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

        Our board believes that an annual named executive officer compensation advisory vote will facilitate more direct stockholder input about named executive officer compensation and is consistent with our policy of reviewing our compensation program annually and with us being accountable to our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for Ophthotech at this time.

        Our board will take into consideration the outcome of this vote in making a determination about the frequency of future named executive officer compensation advisory votes. However, because this vote is advisory and non-binding, our board may decide that it is in the best interests of our stockholders and Ophthotech to hold the advisory vote to approve named executive officer compensation more or less frequently than the option selected by a plurality of our stockholders.

        OUR BOARD OF DIRECTORS BELIEVES THAT HOLDING THE NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTE EVERY ONE YEAR IS IN THE BEST INTERESTS OF OPHTHOTECH AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF EVERY ONE YEAR.

Proposal 4: To Ratify the Selection of Ernst & Young LLP as Ophthotech's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

        The audit committee of our board of directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2007. Although stockholder approval of the selection of Ernst & Young LLP is not required by law or NASDAQ rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OPHTHOTECH' S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Proposal 5: Approval of the 2016 Employee Stock Purchase Plan

        On April 26, 2016, upon the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, our 2016 Employee Stock Purchase Plan, which we refer herein as the ESPP. The ESPP provides for 1,000,000 shares of our common stock to be available for purchase by eligible employees according to its terms.

        The ESPP is intended to benefit our company and our stockholders by helping to attract, retain and motivate talented employees, which we believe to be critical for our success. We believe that the ability to participate in our ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of our company.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN.

Description of the ESPP

        The following is a brief summary of the ESPP. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Appendix I. You can request a copy of the ESPP by writing to Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119. A copy of the ESPP, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC's home page (www.sec.gov).

Eligibility

        All employees of the company and any subsidiary of the company designated by our board or a committee appointed by our board are eligible to participate provided that they work twenty hours or more per week and for more than five months in a calendar year, are employees for at least one month prior to enrolling in the ESPP and are employees on the first day of the applicable offering period. In addition, no employee can be granted an option under the ESPP that would result in the employee owning shares and/or options to purchase shares representing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock. The company retains the discretion to determine which eligible employees may participate in any offering under the ESPP pursuant to and consistent with the Treasury Regulations issued under Section 423 of the Code. As of April 26, 2016, 137 employees would have been eligible to participate in the ESPP, including our named executive officers.

ESPP Operation

        The ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment form, timely filing it with our payroll office and authorizing after-tax payroll deductions from their pay. Participants can elect to contribute up to 20 percent (in whole percentages only) of their compensation (as defined in the ESPP) received on each pay day during the offering period. The board or a committee appointed by our board may, at its discretion, designate a lower maximum contribution rate, and the minimum payroll deduction is such percentage of compensation as may be established by the board or a committee appointed by our board from time to time.

        The ESPP will be implemented by consecutive six-month offering periods. The ESPP provides that such offering periods will commence on the first business day on or after September 16 and March 16 of each year. Our board or a committee appointed by our board may, in its discretion, choose a different offering period of not more than 12 months and/or choose a different commencement date for offerings under the ESPP. We currently anticipate that if the ESPP is approved by our stockholders, the initial offering period will begin on September 16, 2016.

        On the first day of each offering period, each employee who is enrolled in the ESPP will automatically receive an option to purchase, on the last business day of the offering period, up to that number of shares of our common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price of our common stock on the first day of the offering period, or such lesser number of shares set by the board or a committee appointed by our board. However, no eligible employee may be granted an option under the ESPP that permits the employee's rights to purchase shares of our common stock under the ESPP to accrue at a rate that exceeds $25,000 of the fair market value (based on the value of the stock on the first day of the offering period) of our common stock in any given calendar year in which such option is outstanding at any time.

        Unless an employee withdraws from the ESPP, the employee's option will be exercised automatically on the last business day of the offering period for the largest number of whole shares subject to the employee's option that can be purchased with the deductions accumulated as of the last business day of the offering period. An option shall expire on the last business day of the applicable offering period and any balance remaining in an employee's payroll deduction account at the end of an offering period will be automatically refunded to the employee.

        The board or a committee appointed by our board will determine the purchase price of shares subject to an option granted under the ESPP for each offering period, including whether the purchase price will be determined based on the lesser of the closing price of our common stock on (i) the first business day of the offering period or (ii) the last business day of the offering period, or whether it will be based solely on the closing price of our common stock on the last business day of the offering period, provided that, in all events, the purchase price will be at least 85% of the applicable closing price. In the absence of a determination by the board or a committee appointed by our board, the ESPP provides that the purchase price of shares subject to an option granted under the ESPP in any given offering period will be 85% of the closing price of a share of our common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance on a pro-rata basis.

        All payroll deductions received or held by the company under the ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions (except as our board or a committee appointed by our board may otherwise provide).

        An employee's payroll deduction elections remain in effect for successive offering periods unless changed by the employee. An employee may decrease or discontinue his or her payroll deduction only once during an offering period, by timely filing a new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during an offering period. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds from the ESPP, funds deducted prior to his or her election to discontinue will be applied to the purchase of common stock on the last day of the offering period in which the funds were deducted. An employee may, for any reason, withdraw from participation in an offering at any time prior to the close of business on the twentieth business day before the end of the offering period. If an employee withdraws from participation in an offering, any amounts contributed to the ESPP by the employee will be refunded promptly without interest and the employee's option granted for such offering period will automatically terminate. Any employee who withdraws from participating in an offering period may not begin participation again during the remainder of the offering period during which he or she withdrew his or her account balance. However, an employee's withdrawal from an offering period will not have any effect upon his or her eligibility to participate in subsequent offering periods in accordance with terms and conditions established by the board or a committee appointed by the board.

        The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of each offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

        We are required to make equitable adjustments, to the extent determined by our board or a committee appointed by our board, to the number and class of securities available under the ESPP, the share limitations under the ESPP and the purchase price for an offering period under the ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

        In connection with a merger or other reorganization event (as defined in the ESPP), our board or a committee appointed by our board may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the ESPP on such terms as our board or committee appointed by our board determines:

  •
  provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

  •
  upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee appointed by our board in such notice, which date will not be less than ten (10) days preceding the effective date of the reorganization event;

  •
  upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

  •
  in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee's accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

  •
  provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Administration

        The ESPP will be administered by our board or by a committee appointed by the board. Our board or any committee appointed by our board has authority to make rules and regulations for the administration of the ESPP and its interpretation and decisions with regard thereto will be final and conclusive. We expect that, if the ESPP is approved by our stockholders, our compensation committee will administer the ESPP.

        Our board has the ability to change offering periods (including the commencement dates and length thereof) with respect to future offerings without stockholder approval. Our board may, at any time, and from time to time, amend or suspend the ESPP or any portion of the ESPP. However, the ESPP may not be amended in any way that will cause rights issued under the ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required. The ESPP may be terminated at any time by the board. Upon termination of the ESPP all amounts in the accounts of participants will be promptly refunded.

        Our board may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code. This summary assumes that the ESPP complies with Section 423 of the Code. Further, this summary assumes that the purchase price for shares is 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the offering period, whichever is lower. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

        A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of a purchase period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced; and

  •
  the difference between the fair market value of the stock on the date of disposition and the purchase price.

        Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Us

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 OWNERSHIP OF COMMON STOCK

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 15, 2016 by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

        The percentages in the columns entitled "Shares Beneficially Owned" are based on a total of 35,324,050 shares of our common stock outstanding as of April 15, 2016.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that were currently exercisable as of April 15, 2016 or exercisable within 60 days of April 15, 2016 and shares of common stock underlying restricted stock units that are expected to vest within 60 days of April 15, 2016, are considered outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119.

        Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an "*."

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
David R. Guyer, M.D.(1)	259,993	*
Samir C. Patel, M.D.(2)	278,502	*
Glenn P. Sblendorio(3)	40,398	*
Henric J. Bjarke(4)	1,300	*
Barbara A. Wood(5)	49,902	*
Axel Bolte(6)	2,500	*
Thomas Dyrberg, M.D., D.M.Sc.(7)	700	*
Nicholas Galakatos, Ph.D.(8)	52,351	*
Michael Ross, Ph. D(9)	42,722	*
David Redlick	—	*
All Executive Officers and Directors as a Group (10 persons)(10)	728,368	2.0%
5% Stockholders
Entities Affiliated with FMR LLC(11)	5,155,235	14.6%
Novo A/S(12)	4,910,487	13.9%
Entities Affiliated with JHL Capital Group(13)	3,265,000	9.2%
Entities Affiliated with OrbiMed Advisors LLC(14)	2,011,500	5.7%
Entities Affiliated with The Vanguard Group, Inc.(15)	1,822,030	5.2%

*
Less than one percent.

(1)
Consists of (i) 32,391 shares of common stock and (ii) 227,602 shares of common stock underlying options that are exercisable as of April 15, 2016, or will become exercisable within 60 days after such date.

(2)
Consists of (i) 229,595 shares of common stock and (ii) 48,907 shares of common stock underlying options that are exercisable as of April 15, 2016, or will become exercisable within 60 days after such date.

(3)
Consists of (i) 38,648 shares of common stock underlying options that are exercisable as of April 15, 2016, or will become exercisable within 60 days after such date and (ii) 1,750 shares of common stock underlying restricted stock units that are expected to vest within 60 days of April 15, 2016.

(4)
Consists of (i) 1,000 shares of common stock held by Mr. Bjarke in his individual capacity and (ii) 300 shares of common stock held by Mr. Bjarke's immediate family members.

(5)
Consists of (i) 746 shares of common stock and (ii) 49,156 shares of common stock underlying options that are exercisable as of April 15, 2016, or will become exercisable within 60 days after such date.

(6)
Consists of 2,500 shares of common stock held by Mr. Bolte in his individual capacity. Mr. Bolte is an advisor to HBM Partners AG. HBM Partners AG provides investment management services to HBM Healthcare Investments AG. Mr. Bolte, a member of our board of directors, has no voting or investment power over any shares held by HBM Healthcare Investments AG.

(7)
Consists of 700 shares of common stock held by Dr. Dyrberg in his individual capacity. Dr. Dyrberg is employed as Chief Executive Officer of Novo A/S and a Managing Partner of Novo Ventures and does not have beneficial ownership of shares held by Novo A/S.

(8)
Consists of (i) 5,684 shares of common stock held by Dr. Galakatos in his individual capacity; (ii) 3,945 shares of common stock held by AAG Peakham LLC, of which Dr. Galakatos is a manager; (iii) 40,972 shares of common stock underlying options that are exercisable as of April 15, 2016, or will become exercisable within 60 days after such date; and (iv) 1,750 shares of common stock underlying restricted stock units that are expected to vest within 60 days of April 15, 2016.

(9)
Consists of (i) 40,972 shares of common stock underlying options that are exercisable as of April 15, 2016, or will become exercisable within 60 days after such date and (ii) 1,750 shares of common stock underlying restricted stock units that are expected to vest within 60 days of April 15, 2016.

(10)
Consists of (i) 317,833 shares of common stock; (ii) 405,285 shares of common stock underlying options that are exercisable as of April 15, 2016, or will become exercisable within 60 days after such date; and (iii) 5,250 shares of common stock underlying restricted stock units that are expected to vest within 60 days of April 15, 2016.

(11)
Consists of 5,155,235 shares of common stock reported as beneficially owned by FMR, LLC, of which FMR reports sole voting power with respect to 21,500 shares and sole dispositive power with respect to 5,155,235 shares. These shares include securities beneficially owned, or that may be deemed to be beneficially owned by certain of FMR LLC's subsidiaries and affiliates and other companies, including 3,373,698 shares of common stock reported as beneficially owned, with sole voting power residing with select biotechnology portfolio funds. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Voting of the shares is carried out under written guidelines established by the Fidelity Funds' Boards of Trustees. The address of FMR LLC and its affiliates is 245 Summer Street, Boston, MA 02210. We obtained the information regarding beneficial ownership of these shares solely from Amendment No. 3 to Schedule 13G that was filed with the SEC on February 12, 2016.

(12)
Consists of 4,910,487 shares of common stock held by Novo A/S. Novo A/S is a Danish limited liability company. The board of directors of Novo A/S, which consists of Sten Scheibye, Göran Ando, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has voting and investment power with respect to the shares held by Novo A/S and may exercise such control only with the support of a majority of the board of directors of Novo A/S. None of the members of the board of directors of Novo A/S has individual voting or investment power with respect to such shares and none has beneficial ownership of such shares. Dr. Dyrberg, a member of our board of directors, is employed as Chief Executive Officer of Novo A/S and a Managing Partner of Novo Ventures and does not have beneficial ownership of shares held by Novo A/S. The address for Novo A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark. We obtained much of the information regarding beneficial ownership of these shares from Amendment No. 3 to a Schedule 13D that was filed with the SEC on March 11, 2015.

(13)
Consists of 3,265,000 shares of common stock beneficially owned by JHL Capital Group Master Fund L.P., or the Master Fund. The Master Fund is a limited partnership formed under the laws of the Cayman Islands, of which JHL Capital Group Master Fund GP Ltd., or the Master Fund GP, is the general partner. Accordingly, the Master Fund GP may be deemed to beneficially own the same number of shares of common stock reported as owned by the Master Fund. JHL Capital Group LLC, or JHL Capital Group, a limited liability company formed under the laws of the State of Delaware, is the investment manager for the Master Fund and has been granted investment discretion over the portfolio investments of the Master Fund, including the shares of common stock held by it. Mr. James Litinsky holds a controlling interest in JHL Capital Group and serves as its Managing Member, as well as Director of the Master Fund GP. Accordingly, Mr. Litinsky may be deemed to beneficially own the same number of shares of common stock reported as owned by the Master Fund. Master Fund GP and Mr. Litinsky disclaim beneficial ownership of such shares. The address for JHL Capital Group and Mr. Litinsky is 900 N. Michigan Avenue, Suite 1700, Chicago, IL 60611. The address for the Master Fund and the Master Fund GP is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. We obtained the information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed with the SEC on February 17, 2015.

(14)
Consists of 918,280 shares of common stock beneficially owned by OrbiMed Advisors LLC and 1,093,220 shares of common stock beneficially owned by OrbiMed Capital LLC. Samuel D. Isaly is a control person of OrbiMed Advisors LLC and OrbiMed Capital LLC. None of OrbiMed Advisors LLC, OrbiMed Capital LLC or Mr. Islay reports sole voting or dispositive power of such shares. The address for each of OrbiMed Advisors LLC, OrbiMed Capital LLC and Mr. Isaly is 601 Lexington Avenue, 54th Floor, New York, NY 10022. We obtained the information regarding beneficial ownership of these shares solely from a Schedule 13G that was filed with the SEC on February 11, 2016.

(15)
Consists of 1,822,030 shares of common stock beneficially owned by The Vanguard Group, Inc., of which The Vanguard Group, Inc. reports sole voting power with respect to 54,089 shares, shared voting power with respect to 1,700 shares, sole dispositive power with respect to 1,767,741 shares and shared dispositive power with respect to 54,289 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 52,589 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,200 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. We obtained the information regarding beneficial ownership of these shares solely from a Schedule 13G that was filed with the SEC on February 11, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2015, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them, except a Form 4 for Mr. Sblendorio covering the purchase of 1,000 shares of common stock in connection with our initial public offering in September 2013 which was filed late on July 20, 2015.

 OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This proxy is solicited on behalf of our board of directors.    We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, or by calling (212) 845-8200. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting of Stockholders

        Proposals of stockholders intended to be presented at our 2017 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, no later than January 3, 2017, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.

        If a stockholder wishes to present a proposal at our 2017 annual meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 2, 2017, and no later than March 3, 2017, provided that if the date of the 2017 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2017 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2017 annual meeting of stockholders and (ii) the tenth day following the day on which notice of the date of the 2017 annual meeting of stockholders was mailed or public disclosure of the date of the 2017 annual meeting of stockholders was made, whichever occurs first.

OPHTHOTECH CORPORATION

2016 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this 2016 Employee Stock Purchase Plan (this "Plan") is to provide eligible employees of Ophthotech Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), commencing at the time set forth in the Plan. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is 1,000,000 shares of Common Stock.

        This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder, and shall be interpreted consistent therewith.

        1.    Administration.    The Plan will be administered by the Board of Directors of the Company (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2.    Eligibility.    All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a)   they are customarily employed by the Company or a Designated Subsidiary for twenty (20) hours or more a week and for more than five (5) months in a calendar year;

          (b)   they have been employed by the Company or a Designated Subsidiary for at least one (1) month prior to enrolling in the Plan; and

          (c)   they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

        3.    Offerings.    The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each September 16 and March 16, or the first business day thereafter (such dates, the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings and/or choose a different commencement date for Offerings under the Plan.

        4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee's appropriate payroll office at least fourteen (14) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

        5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 20% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. For the avoidance of doubt, fractional percentages are not permitted. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

        6.    Deduction Changes.    An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during a Plan Period. The decrease or discontinuance shall be effective with the first payroll following the tenth (10th) business day after the Company's receipt of the payroll authorization form. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7.    Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

        8.    Withdrawal of Funds.    An employee may at any time prior to the close of business on the twentieth business day prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

        9.    Purchase of Shares.

          (a)    Number of Shares.    On the Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date") at the applicable purchase price (the "Option Price") up to that number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9 (a).

          (b)    Option Price.    The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

          (c)    Exercise of Option.    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

          (d)    Return of Unused Payroll Deductions.    Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

        10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

        11.    Rights on Retirement, Death or Termination of Employment.    If a participating employee's employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee's account shall be paid to the employee. In the event of the employee's death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee's account (a) to the executor or administrator of the employee's estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

        13.    Options Not Transferable.    Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.    Adjustment for Changes in Common Stock and Certain Other Events.

          (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

          (b)    Reorganization Events.

            (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

            (2)    Consequences of a Reorganization Event on Options.    In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee's accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

            For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of

    Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

        16.    Amendment of the Plan.    The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

        17.    Insufficient Shares.    If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

        18.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        19.    Governmental Regulations.    The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

        20.    Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

        21.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        22.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        23.    Grants to Employees in Foreign Jurisdictions.    The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or

(b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

        24.    Authorization of Sub-Plans.    The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

        25.    Withholding.    If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

        26.    Effective Date and Approval of Stockholders.    The Plan shall become effective on the date that the Plan is approved by the Company' stockholders (the "Effective Date").

Adopted by the Board of Directors on April 26, 2016
Approved by the stockholders on

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 Ophthotech Corporation 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/OPHT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors of Ophthotech Corporation recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, 1 YEAR for Proposal 3, FOR Proposal 4 and FOR Proposal 5. + 1. Election of Directors: 01 - David R. Guyer, M.D. For Withhold For Withhold 02 - Thomas Dyrberg, M.D., D.M.Sc. For Against Abstain 1 Year 2 Years 3 Years Abstain 2. To approve, on an advisory basis, our named executive officer compensation 3. To recommend, on an advisory basis, the frequency of future advisory votes to approve our named executive officer compensation ForAgainst Abstain 4. To ratify the selection of Ernst & Young LLP as Ophthotech’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016 5. To approve the 2016 Employee Stock Purchase Plan In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 6 4 4 6 1 02CLMB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2016 Annual Meeting Admission Ticket 2016 Annual Meeting of Ophthotech Corporation Shareholders June 2, 2016 at 8:30 a.m., Eastern Time Ophthotech Corporation One Penn Plaza, 19th Floor New York, NY 10119 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy – Ophthotech Corporation OPHTHOTECH CORPORATION One Penn Plaza, 19th Floor New York, NY 10119 Annual Meeting of Stockholders – June 2, 2016 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints David Guyer, Glenn Sblendorio and Barbara Wood, or any of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2016 Annual Meeting of Stockholders of OPHTHOTECH CORPORATION to be held on June 2, 2016, at 8:30 a.m., Eastern Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, the receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “1 YEAR” FOR PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. Should a director nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE.

MMMMMMMMMMMM . Ophthotech Corporation Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors of Ophthotech Corporation recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, 1 YEAR for Proposal 3, FOR Proposal 4 and FOR Proposal 5. + 1. Election of Directors: 01 - David R. Guyer, M.D. For Withhold For Withhold 02 - Thomas Dyrberg, M.D., D.M.Sc. For Against Abstain 1 Year 2 Years 3 Years Abstain 2. To approve, on an advisory basis, our named executive officer compensation 3. To recommend, on an advisory basis, the frequency of future advisory votes to approve our named executive officer compensation ForAgainst Abstain 4. To ratify the selection of Ernst & Young LLP as Ophthotech’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016 5. To approve the 2016 Employee Stock Purchase Plan In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 2 7 6 4 4 6 2 02CLNB MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy – Ophthotech Corporation OPHTHOTECH CORPORATION One Penn Plaza, 19th Floor New York, NY 10119 Annual Meeting of Stockholders – June 2, 2016 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints David Guyer, Glenn Sblendorio and Barbara Wood, or any of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2016 Annual Meeting of Stockholders of OPHTHOTECH CORPORATION to be held on June 2, 2016, at 8:30 a.m., Eastern Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, the receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “1 YEAR” FOR PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. Should a director nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.